UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement.

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

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Definitive Proxy Statement.

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Definitive Additional Materials.

☐
Soliciting Material Pursuant to §240.14a-12.

HYPERION DEFI, INC.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2026 ANNUAL MEETING
AND PROXY STATEMENT
Tuesday, June 30, 2026
12:00 PM ET
Virtual-Only at the following website address:
https://web.viewproxy.com/hypd/2026

3090 Nowitzki Way,
Suite 300
Dallas, TX 75219

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 30, 2026

May 5, 2026
To the Stockholders of Hyperion DeFi, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Hyperion DeFi, Inc. (the “Company”) will be held on June 30, 2026. The virtual meeting will enable greater stockholder attendance and greater participation from any location around the world, improve meeting efficiency and our ability to communicate effectively with our stockholders, and reduce the cost and environmental impact of our annual meeting. You may attend the Annual Meeting online at the following website address: https://web.viewproxy.com/hypd/2026 and by entering the control number included on your proxy card or in the instructions that accompanied your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). You must register to attend the virtual meeting no later than June 29, 2026 at 11:59 PM ET at the following website address: https://web.viewproxy.com/hypd/2026. The Annual Meeting will begin at approximately 12:00 PM ET, with login beginning at 11:45 AM ET, via a live webcast on the Internet.
The Annual Meeting is called for the following purposes:
1.   To elect the five directors named in the accompanying proxy statement (the “Proxy Statement”) for one-year terms expiring in 2027 or until their successors have been elected and qualified (“Proposal 1”);
2.   To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the audit committee of the Company’s Board of Directors (the “Board of Directors” or the “Board”) (“Proposal 2”);
3.   To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Proposal 3”);
4.   To approve an amendment and restatement of the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in substantially the form attached to the Proxy Statement as Annex A, to enable stockholders of the Company to act by written consent in lieu of a meeting (“Proposal 4”);
5.   To approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4 (“Proposal 5”); and
6.   To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice. If you were a stockholder of record of Hyperion DeFi common stock as of the close of business on May 4, 2026, you are entitled to receive the Notice of Internet Availability, this Notice and vote at the Annual Meeting and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at our principal executive offices in Dallas, Texas during ordinary business hours for the 10-day period preceding the meeting for any purposes related to the meeting.

On or about May 11, 2026, we will mail to our stockholders the Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting.
You are cordially invited to virtually attend the Annual Meeting. Whether or not you expect to virtually attend, our Board of Directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.
By Order of the Board of Directors of Hyperion DeFi, Inc.,
/s/ Hyunsu Jung

Hyunsu Jung
Chief Executive Officer and Member of the Board
Dallas, TX
Dated: May 5, 2026

HYPERION DEFI, INC.
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 30, 2026

INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 30, 2026	2
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	3
PROPOSAL 1: ELECTION OF DIRECTORS	8
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CHARTER, TO ENABLE STOCKHOLDERS OF THE COMPANY TO ACT BY WRITTEN CONSENT IN LIEU OF A MEETING	14
PROPOSAL 5: ADJOURNMENT OF ANNUAL MEETING	15
CORPORATE GOVERNANCE MATTERS	16
DIRECTOR COMPENSATION	22
AUDIT COMMITTEE REPORT	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
DELINQUENT SECTION 16(A) REPORTS	29
EXECUTIVE OFFICERS	30
EXECUTIVE COMPENSATION	31
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	39
STOCKHOLDER PROPOSALS	43
HOUSEHOLDING MATTERS	44
ANNUAL REPORT ON FORM 10-K	44
OTHER MATTERS	45
ANNEX A	A-1
ANNEX B	B-1

i

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 30, 2026
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement (the “Proxy Statement”), along with the accompanying notice of the 2026 annual meeting of stockholders (the “Annual Meeting”), is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting to be held virtually on June 30, 2026 at 12:00 PM ET at the following website address: https://web.viewproxy.com/hypd/2026, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). Only stockholders of record at the close of business on May 4, 2026 are entitled to notice of and to vote at the meeting. In this Proxy Statement, we refer to Hyperion DeFi, Inc. as “Hyperion DeFi,” “Company,” “we” and “us.”
We will begin mailing the Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting on or about May 11, 2026. Stockholders entitled to vote at the Annual Meeting are our stockholders of record and beneficial owners as of the close of business on May 4, 2026, the record date for the Annual Meeting. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access to access the proxy materials and vote over the Internet. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail according to the instructions in the Notice of Internet Availability.
Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the meeting.
We bear the expense of soliciting proxies. Our directors, officers, and employees may also solicit proxies personally or by telephone, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 30, 2026
The notice of 2026 Annual Meeting of Stockholders, this proxy statement, our form of proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) are available for viewing, printing and downloading at https://web.viewproxy.com/hypd/2026. To view these materials please have your control number(s) available that appears on your Notice of Internet Availability or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the Securities and Exchange Commission at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.hyperiondefi.com. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge, from us by sending a written request to: Hyperion DeFi, Inc., Attn: Investor Relations, 3090 Nowitzki Way, Suite 300, Dallas, TX 75219. Exhibits will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
Who may vote at the meeting?

A:
Our Board of Directors has set May 4, 2026 as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on May 4, 2026, you may virtually attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the close of business on May 4, 2026, there were 12,219,295 shares of our common stock outstanding and entitled to vote at the meeting.

Q:
Why are we having a virtual only meeting?

A:
The Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management, as time permits.

Q:
How do I attend the meeting?

A:
We will host the Annual Meeting live via the Internet. You will not be able to attend the meeting in person. Participation in and attendance at the Annual Meeting is limited to stockholders as of the close of business on May 4, 2026. Such stockholders can listen to and participate in the Annual Meeting live via the Internet at https://web.viewproxy.com/hypd/2026. The webcast will begin at 12:00 PM ET, on June 30, 2026. Online access will begin at 11:45 AM ET, and we encourage you to access the Annual Meeting prior to the start time. You must register to attend the virtual meeting no later than June 29, 2026 at 11:59 PM ET at the following website address: https://web.viewproxy.com/hypd/2026.

A list of the stockholders entitled to vote at the Annual Meeting may be examined at our principal executive offices in Dallas, Texas during ordinary business hours for the 10-day period preceding the meeting for any purposes related to the meeting.
To participate in the Annual Meeting, you will need the control number found on your proxy card or the instructions that accompany your Notice of Internet Availability. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting. If you encounter difficulties accessing the virtual meeting, please call the technical support number (866-612-8937) or email Virtualmeeting@viewproxy.com. All other questions can be answered by visiting the FAQ section on the landing page at the following website address: https://web.viewproxy.com/hypd/2026.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to virtually attend and vote at the meeting. To participate in the Annual Meeting, you will need the control number found on your proxy card or the instructions that accompany your Notice of Internet Availability.

If your shares are held in a brokerage account, at a bank, or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability that has been forwarded to you by your broker, bank, or other holder who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials or proxy materials. You also are invited to virtually attend and vote at the Annual Meeting, and should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting.

Q:
What is the quorum requirement for the meeting?

A:
One third (1/3), or thirty three percent (33%), of our outstanding shares of capital stock entitled to vote as of the record date must be present virtually at the Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•
Are present virtually and entitled to vote at the meeting;

•
Properly submitted a proxy card or Voter Instruction Card; or

•
Do not provide your broker with instructions on how to vote, but the broker submits your proxy nonetheless (a broker non-vote).

If you are present virtually or by proxy at the Annual Meeting, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Broker non-votes are also counted for purposes of determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless.
Proposals 1, 3 and 4 (as defined below) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those non-votes will be counted as “broker non-votes.” Proposals 2 and 5 (as defined below) are considered to be discretionary, and your brokerage firm will be able to vote on these proposals even if it does not receive instructions from you, so long as it holds your shares in its name.
Q:
What proposals will be voted on at the meeting?

A:
The five proposals to be voted on at the Annual Meeting are as follows:

1.
To elect the five directors named in the Proxy Statement for one-year terms expiring in 2027 or until their successors have been elected and qualified (“Proposal 1”);

2.
To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the audit committee (the “Audit Committee”) of the Company’s Board of Directors (“Proposal 2”);

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Proposal 3”);

4.
To approve an amendment and restatement of the Charter, in substantially the form attached to the Proxy Statement as Annex A, to enable stockholders of the Company to act by written consent in lieu of a meeting (“Proposal 4”); and

5.
To approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4 (“Proposal 5”).

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the proxy named in the proxy card or Voter Instruction Card will vote the shares it represents using its best judgment.
Q:
What Vote is Required to Approve Each Proposal and How are Votes Counted?

A:
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Directors will be elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The five nominees receiving the most “For” votes will be elected as directors.	No effect	No effect
2	Ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not Applicable(1)
3	Approval, on an advisory basis, of the compensation of our named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	No effect
4	Charter amendment and restatement to allow stockholders to act by written consent in lieu of a meeting	“For” votes from the holders of a majority of our outstanding shares of common stock entitled to vote on the matter.	Against	No effect
5	Adjournment	“For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not Applicable(1)

(1)
Under applicable exchange rules, this proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or agent that holds your shares, your broker, bank or other such agent has discretionary authority to vote your shares on this proposal. Any failure by a broker, bank or other agent to vote a share over which it exercises discretion will have the same effect as a vote against the proposal.

Q:
Can I access these proxy materials on the Internet?

A:
Yes. The Notice, Proxy Statement, and 2025 Annual Report to Stockholders (including the 2025 Annual Report on Form 10-K) are available for viewing, printing, and downloading at https://web.viewproxy.com/hypd/2026. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail according to the instructions in the Notice of Internet Availability. Our Annual Report on Form 10-K for the year ended December 31, 2025 is also available under the Investor Relations — SEC Filings section of our website at www.hyperiondefi.com and through the Securities and Exchange Commission’s (the “SEC”) EDGAR system at http://www.sec.gov. All materials will remain posted on https://web.viewproxy.com/hypd/2026 at least until the conclusion of the meeting. None of the information on or that can be accessed through our website is incorporated by reference in this Proxy Statement.

Q:
How may I vote my shares at the virtual meeting?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to virtually attend and vote at the meeting. To participate in the Annual Meeting, you will need the control number found on your proxy card or the instructions that accompany your Notice of Internet Availability. To vote at the Annual Meeting, please follow the instructions that will be available on the Annual Meeting website during the Annual Meeting or go directly to https://AALvote.com/hypd while attending the Annual Meeting and follow the prompts on this website.

If your shares are held in a brokerage account, bank, or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to virtually attend and vote at the Annual Meeting, and should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting.
Q:
How can I vote my shares without virtually attending the meeting?

A:
If your common stock is held by a broker, bank, nominee, or trustee, they should send you instructions that you must follow in order to have your shares voted.

If you hold shares in your own name, you may vote by proxy in any one of the following ways:
•
Via the Internet on the secured website https://AALvote.com/hypd and following the prompts on this website;

•
Via telephone by calling toll free 1-866-804-9616 and following the recorded instructions; or

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Via mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM ET on June 29, 2026. Of course, you can always virtually attend the Annual Meeting and vote your shares by following instructions on the Annual Meeting website or by going directly to https://AALvote.com/hypd while attending and following the prompts on this website. You must register to attend the virtual meeting no later than June 29, 2026 at 11:59 PM ET at the following website address: https://web.viewproxy.com/hypd/2026. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board, as permitted by law.
Q:
How can I change my vote after submitting it?

A:
If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 3090 Nowitzki Way, Suite 300, Dallas, TX 75219 at or before the taking of the vote at the meeting;

•
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 3090 Nowitzki Way, Suite 300, Dallas, TX 75219 at or before the taking of the vote at the meeting;

•
Virtually attending the meeting and voting at the virtual meeting (although virtual attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM ET on June 29, 2026.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote at the virtual meeting by following the instructions provided by your bank, broker or other holder of record to participate in the Annual Meeting.
Q:
Where can I find the voting results of the meeting?

A:
We plan to announce the preliminary voting results at the Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days after the meeting.

Q:
For how long can I access the proxy materials on the Internet?

A:
The Notice of Annual Meeting and Proxy Statement, 2025 Annual Report to Stockholders, and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available, free of charge, in PDF and HTML format under the Investor Relations — SEC Filings section of our website at www.hyperiondefi.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS
Nominees
Our Board of Directors currently consists of five members, each of whom serve for a one-year term or until a successor has been elected and qualified.
If you are a stockholder of record, unless you mark your proxy card to withhold authority to vote, the proxy holder will vote the proxies received by it for the director nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by our Board to fill the vacancy. We do not expect that any of the nominees will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.
On March 20, 2026, our Board voted to nominate Hyunsu Jung, Michael Geltzeiler, Rachel Jacobson, Happy Walters, and Ellen Strahlman, M.D. for election at the Annual Meeting for a term of one year to serve until the 2027 annual meeting of stockholders, and until their respective successors have been elected and qualified.
The name of and certain information regarding each director nominee as of May 4, 2026 is set forth below. This information is based on data furnished to us by the directors. There is no family relationship between any director, executive officer, or person nominated to become a director or executive officer. The business address for each nominee for matters regarding the Company is 3090 Nowitzki Way, Suite 300, Dallas, TX 75219.
Name of Director Nominee	Age	Positions with the Company	Director Since
Hyunsu Jung	30	Chief Executive Officer, Chief Investment Officer and Director	June 2025
Michael Geltzeiler	67	Director	November 2023
Rachel Jacobson	52	Director	February 2022
Happy Walters	59	Director	September 2025
Ellen Strahlman, M.D.	68	Director	July 2022
Director Nominees
Hyunsu Jung
Hyunsu Jung was appointed as the Company’s permanent Chief Executive Officer in January 2026. He served as the Company’s Interim Chief Executive Officer from September 2025 to January 2026 and has served as the Company’s Chief Investment Officer and a member of the Board of Directors since June 2025. Prior to joining the Company, from June 2021 to June 2025, Mr. Jung was a Portfolio Manager at DARMA Capital, an $1B+ asset manager registered with the CFTC and NFA. Prior to that, Mr. Jung was a Consultant at EY-Parthenon from October 2018 to June 2021, where he drove Finance and Digital Transformation for major enterprise M&A deals. Mr. Jung earned his B.A. from Vassar College in 2018.
We believe Mr. Jung’s finance background and investment experience, particularly with respect to digital assets, qualifies him to serve as one of our directors.
Michael Geltzeiler
Mr. Geltzeiler has been a member of the Board of Directors since November 2023. Mr. Geltzeiler brings to the Board significant expertise as a chief financial officer of public companies. Mr. Geltzeiler served as Chief Financial Officer at ADT Corporation from November 2013 — June 2016. Prior to that,

Mr. Geltzeiler served as Chief Financial Officer of NYSE Euronext from June 2008 — November 2013. Mr. Geltzeiler served as a director of Cypress Creek Renewables, a private company, from October 2018 to December 2021.
Mr. Geltzeiler holds a Bachelor of Science in Accounting from the University of Delaware and a Master of Business Administration in Finance from New York University’s Stern School of Business.
We believe Mr. Geltzeiler’s significant experience as a Chief Financial Officer of companies including ADT Corporation, NYSE Euronext and Readers Digest, and his extensive finance background, is valuable to the Company and qualifies him to serve as one of our directors.
Rachel Jacobson
Ms. Jacobson has been a member of the Board of Directors since February 2022. Ms. Jacobson brings to the Board significant expertise in business development and marketing, having served in leadership positions at major global sports organizations including the Drone Racing League (“DRL”) and the National Basketball Association (“NBA”). In April 2026, Ms. Jacobson was appointed as the Chief Executive Officer of ReachTV. Prior to this, Ms. Jacobson served as the President, Business Ventures & Partnerships at Infinite Reality from June 2024 through March 2025 (with the acquisition of DRL and successful transition into the parent company, Ms. Jacobson has recently left Infinite Reality to return back to her passion of building high performing sports properties and global companies). Prior to the acquisition, from April 2020 through June 2024, Ms. Jacobson served as President of DRL, the world’s premier, professional drone racing property, where she spearheaded global partnerships and media rights deals, and led the marketing and business development teams. Bringing to DRL her legacy of creating transformative partnerships with leading sports and technology brands, Ms. Jacobson has forged groundbreaking partnerships with organizations including Algorand, Google, T-Mobile, New Balance, the U.S. Air Force, Pfizer and others. Laser focused on making a global, philanthropic impact, she also expanded the league’s DRL Academy STEM program to create new, interactive drone racing curriculum for students around the world.
Prior to DRL, she served as the Chief Business Development Officer at Landit, Inc., the market leader in personalized career pathing technology to increase the success and engagement of women and diverse groups in the workplace. Before that, she spent 21 years at the NBA, where she oversaw business development, licensing, marketing, account management, event planning, and held several other roles during her tenure. As their SVP of Global Partnerships, she closed partnership sales and secured global partnerships with some of the world’s most prominent companies including PepsiCo, Inc., ExxonMobil Corporation, Under Armour, Inc., Marriott International Inc., Harman International Industries, Kaiser Permanente and other Fortune 500 companies. Ms. Jacobson has received numerous industry accolades, including being named a Fortune’s Most Powerful Women member, Cynopsis Top Women in Media’s “Innovator & Disruptor,” TechStars Sports Accelerator Mentor and a recipient of Sports Business Journal’s 40 Under 40 Award. She is a charter member of the W.O.M.E.N. Mentoring Program, where she helps other professional women advance their careers through leadership training. Ms. Jacobson is a graduate of the Cornell University School of Hotel & Business Management.
We believe Ms. Jacobson’s significant experience in business development and marketing is valuable to the Company and qualifies her to serve as one of our directors.
Happy Walters
Mr. Walters is the founder of and has been Chief Executive Officer of Blue Horizon Capital LLC since 2019, where Mr. Walters leverages his deep expertise and strategic vision to drive growth in cutting-edge sectors such as telehealth, blockchain, fitness, and lifestyle. Mr. Walters also serves on the board of directors of Immutable Holdings, Inc. (Cboe: HOLD). Mr. Walters previously co-founded and served on the board of LifeMD, Inc. (Nasdaq: LFMD) and co-founded Bitcoin treasury ZOOZ Power Ltd. (Nasdaq and TASE: ZOOZ). Mr. Walters was an early investor in Hedera Hashgraph, an open-source, public network governed by a council of leading global institutions, consulting on counsel and investor relations. As an early investor in Axelar Networks, a Layer 2 protocol blockchain platform, Mr. Walters provided strategic support in investor fundraising and go-to-market strategies. Mr. Walters earned his B.A. degree from the University of Michigan in 1990.

We believe Mr. Walters’ extensive experience in blockchain is valuable to the Company and qualifies him to serve as one of our directors.
Ellen Strahlman, M.D., MHSc
Dr. Strahlman has been a member of the Board of Directors since July 2022. She currently serves as Partner at Reillen Group LLC. She previously served as Executive Vice President, Research & Development and Chief Medical Officer of Becton, Dickinson and Company (“BD”) (NYSE: BDX), a leading global medical technology company, from 2013 until 2018. While at BD, the company was selected as the Outstanding Corporate Innovator in 2015 by the Product Development & Management Association. Before joining BD, she served as Senior Vice President and Chief Medical Officer for GlaxoSmithKline, plc (“GSK”) from 2008 to 2013, spending her last year at GSK as Senior Advisor to the CEO, leading GSK’s Global Health Programs. Prior to 2008, Dr. Strahlman held senior executive leadership roles in global product development and commercialization and business development at Pfizer, Inc., Novartis AG, Virogen Limited, and Merck & Co., Inc. She was the Senior Vice President for Research & Development and Chief Medical Officer for Bausch & Lomb from 1995 to 2000.
Dr. Strahlman was chosen to serve as Industry Representative on the FDA/CDER Dermatology and Ophthalmology Advisory Committee (DODAC), from 2008 to 2013. From 2016 to November 2020, Dr. Strahlman served as a director of Syncona Limited (LSE: SYNC.L), having previously served as a director of Syncona Partners, LLP. She is currently a director of Altria Group, Inc. (NYSE: MO). In addition to her corporate board service, Dr. Strahlman serves as a visiting professor at the University of Turku in Finland.
Dr. Strahlman earned a B.A. from Harvard University in biochemistry and an M.D. from the Johns Hopkins School of Medicine. She is an American Board of Ophthalmology board-certified ophthalmologist, having trained at the Wilmer Eye Institute from 1984 to 1987. She was awarded a Carnegie Mellon Public Health Fellowship in 1987, during which she earned an M.H.Sc. in Epidemiology from the Bloomberg School of Public Health from 1987 to 1989.
We believe Dr. Strahlman’s extensive executive experience in life science companies is valuable to the Company and qualifies her to serve as one of our directors.
Required Vote
Provided there is a quorum for the meeting, the director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them shall be elected as directors. Votes withheld will have no legal effect on the election of directors. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of Proposal 1.
Our Board of Directors unanimously recommends that stockholders vote FOR all the director nominees listed above.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board of Directors, including the Audit Committee, has selected and appointed CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026, and recommends that stockholders vote for the ratification of such appointment. CBIZ was engaged as the Company’s independent registered public accounting firm in May 2025. CBIZ has advised us that it does not have, and has not had, any direct or indirect financial interest in the Company that impairs its independence under SEC rules. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the Company’s best interests and the best interests of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.
Representatives of CBIZ are expected to be present virtually at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Change in Certifying Accountant
CBIZ acquired the attest business of Marcum LLP (“Marcum”), our independent registered public accounting firm for the fiscal year ended December 31, 2024, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through May 2, 2025. On May 2, 2025, Marcum resigned as our independent registered public accounting firm, and CBIZ was engaged to serve as our independent registered public accounting firm for the year ending December 31, 2025, effective immediately. The engagement of CBIZ was approved by the Audit Committee. The services previously provided by Marcum are now provided by CBIZ.
The audit report of CBIZ on the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 and the audit report of Marcum on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the fiscal year ended December 31, 2024 included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.
During the fiscal year ended December 31, 2024 and the subsequent interim period through May 2, 2026, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused them to make reference thereto in connection with their reports on the financial statements for such years and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) other than the material weaknesses that existed as of December 31, 2024 and 2025 disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2024, as amended, and December 31, 2025. While the material weaknesses that existed as of December 31, 2024 have been remediated, there existed a material weakness as of December 31, 2025 which the Company is taking steps to remediate.
During the fiscal year ended December 31, 2025, and through May 2, 2026, neither the Company nor anyone on its behalf consulted with CBIZ regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
We provided Marcum with our disclosures in the Current Report on Form 8-K disclosing the resignation of Marcum and our engagement of CBIZ and requested Marcum to furnish a letter addressed to the SEC stating whether or not it agreed with such disclosures. A copy of Marcum’s letter, dated May 2, 2025, was filed as Exhibit 16.1 to a Current Report on Form 8-K filed with the SEC on May 2, 2025.
Required Vote
Provided there is a quorum for the meeting, ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares represented at the meeting which are entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Because the ratification of the appointment of CBIZ is considered a “routine” matter on which brokers may vote without specific instructions from the customer, no broker non-votes are expected in connection with this proposal.
Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to vote to approve, on an advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules, commonly referred to as a “say-on-pay vote.” At the 2024 Annual Meeting of Shareholders, stockholders voted to hold advisory votes on an annual basis, and the Board subsequently adopted a resolution providing for such an annual vote. Accordingly, we are asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We plan to continue to hold advisory votes on an annual basis.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers is disclosed in the section titled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the same heading. We believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives, whose knowledge, skills and performance are critical to our success, and motivate these executive officers to achieve our business objectives and to lead us in a competitive environment.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of the “named executive officers” of Hyperion DeFi, Inc., as disclosed in the section titled “Executive Compensation” in the proxy statement for the Hyperion DeFi, Inc. 2026 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion.”
Required Vote
The affirmative vote of the holders of a majority of the shares deemed present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein. Because the vote is advisory, it will not be binding on us, the Board or the Board’s compensation committee (the “Compensation Committee”). Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of Proposal 3. Abstentions will be counted toward the vote total for Proposal 3 and will have the same effect as “AGAINST” votes.
Our Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers, as described in this Proxy Statement.

PROPOSAL 4:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
OUR CHARTER, TO ENABLE STOCKHOLDERS OF
THE COMPANY TO ACT BY WRITTEN CONSENT IN LIEU OF A MEETING
Section 228(a) of the Delaware General Corporation Law provides that unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
The Board is committed to strong corporate governance and believes in maintaining policies and practices that serve the best interests of all of the Company’s stockholders. The current Charter, as amended, does not permit stockholder action by written consent. The Board recognizes that the use of written consents gives stockholders the flexibility of adopting resolutions without the expense of a stockholders’ meeting. Consistent with the Board’s track record of taking proactive measures to enhance stockholder rights and commitment to maintaining exemplary corporate governance practices, the Board believes that it is in the best interests of the Company and its stockholders to approve an amendment to the Charter to allow for any action required or permitted to be taken by the Company’s stockholders to be effected by written consent.
The form of amendment and restatement of the Charter, which incorporates the ability for stockholder action by written consent, is attached to this Proxy Statement as Annex A.
Effect of Vote in Favor of Proposal 4
If Proposal 4 is approved by the Company’s stockholders, the Company intends to file a restated certificate of incorporation, the form of which is attached hereto as Annex A, with the Secretary of State of Delaware as soon as practicable thereafter. The Board may, at any time prior to effectiveness, abandon the amended and restated charter containing this amendment without further action by the stockholders or the Board (even if the requisite stockholder vote is obtained).
Required Vote
Approval of Proposal 4 requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote on the matter. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. Abstentions will have the same effect on the outcome of Proposal 4 as “AGAINST” votes, while broker non-votes will have no effect on the outcome of the proposal.
Our Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to approve the amendment and restatement of the Charter to allow stockholders to act by written consent in lieu of a meeting.

PROPOSAL 5:
ADJOURNMENT OF ANNUAL MEETING
We are asking you to vote to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 4 at the time of the Annual Meeting or if we do not have a quorum.
If our stockholders approve Proposal 5, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against the approval of Proposal 4. Among other things, approval of Proposal 5 could mean that, even if we had received proxies representing a sufficient number of votes against the approval of Proposal 4 such that the approval of any such proposal would be defeated, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present.
Our Board believes that it is in the best interest of the Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of Proposal 4, if there are insufficient votes to approve Proposal 4 at the time of the Annual Meeting or in the absence of a quorum.
Required Vote
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal 5. Abstentions will be counted toward the vote total for Proposal 5 and will have the same effect as “AGAINST” votes. Because adjournment of the Annual Meeting is considered a “routine” matter on which brokers may vote without specific instructions from the customer, no broker non-votes are expected in connection with this proposal.
Our Board of Directors unanimously recommends that stockholders vote “FOR” approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 4.

CORPORATE GOVERNANCE MATTERS
Information about our Board
Our Board of Directors currently comprises five members, consisting of Dr. Strahlman, Messrs. Geltzeiler, Jung and Walters and Ms. Jacobson. Each nominated director will be elected for a term of one year and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office or the stockholders (as provided in our amended and restated bylaws).
Our Board of Directors currently does not have a chairperson or a lead independent director. Consistent with our Bylaws, the Board of Directors may designate any director to preside over meetings, which our Board of Directors believes provides appropriate flexibility given the Company’s size and oversight needs. Our Board of Directors believes this structure is appropriate for the Company’s size and stage of development and enables active engagement by all directors in overseeing the Company’s strategy and operations.
Director Independence
Of our current directors, our Board of Directors has determined that Dr. Strahlman, Mr. Geltzeiler, Mr. Walters and Ms. Jacobson are “independent” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of our Board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Family Relationships
There is no family relationship between any director, executive officer, or person nominated to become a director or executive officer of the Company.
Selection of Nominees for our Board of Directors
The Nominating and Corporate Governance Committee of our Board is responsible for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to serve on our Board. In addition, the committee is responsible for establishing the procedures for our stockholders to nominate candidates to our Board. The committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including educational background, diversity, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director and strive, where appropriate, to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board of Directors and its committees.
On June 17, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors. Pursuant to the terms of the Purchase Agreement, our Board of Directors appointed Mr. Jung to the Board and to the position of Chief Investment Officer. On September 2, 2025, the Board appointed Mr. Jung to the position of Interim Chief Executive Officer in addition to his duties as Chief Investment Officer. On January 1, 2026, the Board appointed Mr. Jung as Chief Executive Officer. The Board of Directors has nominated Mr. Jung for re-election at the Annual Meeting.
The Purchase Agreement provides that to the extent that at any time during the 36 months following the closing date thereunder (assuming HLIP Holdings, LLC (formerly Hyperion DeFi Holdings, LLC) continues to hold at least 50% of the shares of common stock underlying the shares of preferred stock and the warrants originally issued pursuant to the Purchase Agreement), Mr. Jung no longer serves as a director or the Company’s Chief Investment Officer, HLIP Holdings, LLC shall have the right to nominate a replacement to fill either or both of those roles and the Company shall use its commercially reasonable efforts to have the replacement(s) appointed as soon as reasonably practicable. In addition, the Purchase Agreement provides that HLIP Holdings, LLC shall have the ability to nominate a director to serve as the Chair of the Board.
Our amended and restated bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not more than 90 and not less than 60 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth (10th) business day following the date on which notice of such meeting is first given to stockholders.
Any such notice must set forth the following: (A) the name and address, as they appear on the Company’s books, of (i) the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated, and (ii) any Stockholder Associated Person (as defined below); (B) (i) any material interest in each director nomination of such stockholder or any Stockholder Associated Person, individually or in the aggregate, (ii) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock, (iii) as to the stockholder and any Stockholder Associated Person, the name and address of such stockholder and Stockholder Associated Person, as they appear on the Company’s stock ledger, and current name and address, if different, and (iv) to the extent known by the stockholder, the name and address of any other stockholder supporting the nominee for election as a director; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by our Board of Directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected. Our amended and restated bylaws define “Stockholder Associated Person” as (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by, or under common control with such Stockholder Associated Person.
Our Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the committee evaluates nominees recommended by other persons as well as its own nominee recommendations.
Information Regarding Meetings of our Board and its Committees
During 2025, our Board of Directors acted by written consent or met forty-seven times. Our Board’s three permanent committees, the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee collectively held eleven meetings in 2025.
All of our directors then serving on our Board of Directors attended at least 75% of the aggregate of all meetings of our Board and the committees on which he or she served during 2025. We do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders. In 2025, all of the directors then serving on our Board of Directors attended the virtual annual meeting of stockholders.
Board Committees
Committees of our Board of Directors
Our Board of Directors has adopted written charters for each of its permanent committees, all of which are available under Investor Relations — Governance — Governance Documents section of our website at www.hyperiondefi.com. The following table provides membership information of our directors in each committee of our Board as of May 4, 2026.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Hyunsu Jung	—	—	—
Rachel Jacobson
Happy Walters
Michael Geltzeiler
Ellen Strahlman, M.D.

      = Committee Chair
      = Member
Audit Committee
Our Board of Directors has an Audit Committee, composed of Mr. Geltzeiler (Chair), Ms. Jacobson and Dr. Strahlman, each of whom satisfy the independence requirements of Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq listing rules and Section 10A(m)(3) of the Exchange Act. Our Board has determined that Mr. Geltzeiler is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee met six times during the 2025 fiscal year.
The Audit Committee oversees our corporate accounting, financial reporting practices, disclosures and the audits of financial statements. The Audit Committee’s duties, which are specified in its charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition” (“MD&A”) and the annual audited financial statements, and recommending to our Board of Directors whether the audited financial statements should be included in our Form 10-K;

•
reviewing and discussing with management and the independent auditor the Company’s disclosures under the MD&A section included in our Form 10-Q, the quarterly financial statements, and the independent auditor’s evaluation of our ability to continue as a going concern;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
assessing the impact of significant accounting or financial developments that may have an impact on the Company;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
monitoring compliance with employee conflict of interest policies and regulations;

•
reviewing and approving all related-party transactions;

•
reviewing and enforcing the Company’s Code of Conduct and Business Ethics;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
reviewing with the independent auditor and certain executive officers the adequacy and effectiveness of our accounting and internal control policies, and our internal control over financial reporting;

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies;

•
overseeing internal audit coverage and reviewing reports to management prepared by the internal audit function, as well as management’s response; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee has a charter, which is reviewed annually. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Compensation Committee
Our Board of Directors has a Compensation Committee, composed of Dr. Strahlman (Chair), Mr. Geltzeiler and Ms. Jacobson, all of whom satisfy the independence requirements of Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq listing rules. Our Compensation Committee met five times during the 2025 fiscal year.
The Compensation Committee’s duties, which are specified in its charter, include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives of the Company’s executive compensation plans;

•
evaluating our Chief Executive Officer’s performance in light of our corporate goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
reviewing and approving any employment, severance, change in control, or termination arrangements with any executive officer;

•
reviewing employee compensation arrangements and benefit plans in light of the goals and objectives of such arrangements or plans, and evaluating their impact on risk-taking and our corporate strategy;

•
implementing, administering, and reviewing our incentive compensation equity-based remuneration plans;

•
evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee may consider recommendations by our Chief Executive Officer regarding the Company’s compensation and employee benefit plans and practices with respect to executive officers, other than the Chief Executive Officer, and the Company’s director compensation arrangements. Pursuant to its written charter, the Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to conduct investigations into or studies of matters within the committee’s scope of responsibilities. Additionally, the Compensation Committee has the authority to form subcommittees and may delegate to such subcommittees such power and authority as the committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members. It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by an independent compensation consultant.
The Compensation Committee has a charter, which is reviewed annually.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Jacobson (Chair), Mr. Geltzeiler, Mr. Walters and Dr. Strahlman, all of whom satisfy the independence requirements of Rule 5605(a)(2) of the Nasdaq listing rules. Our Nominating and Corporate Governance Committee did not meet during the 2025 fiscal year, and the full Board acted to fulfill its duties.
The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include:
•
developing and recommending to the Board of Directors minimum qualifications for director nominees;

•
identifying and screening candidates for the Board, and recommending nominees for election of directors;

•
establishing procedures to exercise oversight of the evaluation of the Board, including an annual self-assessment by all directors of the Board and its standing committees;

•
developing and recommending to the Board a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the Board;

•
reviewing the structure of the Board’s committees and recommending to the Board for its approval directors to serve as members of each committee; and

•
making recommendations to Board with respect to potential successors to the Company’s Chief Executive Officer and Chairman of the Board and developing and recommending to the Board annual management succession and career development plans with respect to the Company’s senior management.

The Nominating and Corporate Governance Committee has a charter, which is reviewed annually.
Risk Oversight
While the Company’s senior management has responsibility for the management of risk, our Board of Directors plays an important role in overseeing this function. Our Board reviews our market and business risks during its meetings and, since its formation, each of its committees oversees risks associated with its respective area of responsibility. In particular, the Audit Committee oversees risk related to our accounting, tax, financial, and public disclosure processes. It also assesses risks associated with our financial assets. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on the Company. Our Nominating and Corporate Governance Committee seeks to minimize risks related to our governance structure by implementing sound corporate governance principles and practices. Each of the Board’s committees reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.
Code of Conduct
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, and agents and representatives.
The full text of our code of business conduct and ethics is available under the Investor Relations —  Governance — Governance Documents section of our website at www.hyperiondefi.com. Our Board of Directors is responsible for overseeing our code of business conduct and ethics and any waivers applicable to any director, executive officer, or employee. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and agents and representatives, on our website identified above.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities that applies to directors, officers, employees and consultants of the Company, as well as certain other covered persons. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A full copy of our Insider Trading Policy can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Hedging and Pledging Transactions
Under our Insider Trading Policy, we strongly discourage our employees (including our named executive officers) and our directors from hedging our securities, holding shares of our common stock in a margin account, or pledging shares of our common stock as collateral for a loan.
Stockholder Communications with our Board of Directors
Stockholders who wish to communicate with members of our Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive office at 3090 Nowitzki Way, Suite 300, Dallas, TX 75219. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board due to the nature or volume of the correspondence.

DIRECTOR COMPENSATION
In April 2022, our Board of Directors, upon recommendation of the Compensation Committee, adopted a Non-Employee Director Compensation Policy for the Company’s non-employee directors, which was further amended in August 2022, March 2023 and July 2025. Each non-employee director receives a quarterly retainer of $25,000. In addition, certain non-employee directors receive additional quarterly cash retainers for service in leadership roles: the Audit Committee Chair, Compensation Committee Chair and Nominating and Corporate Governance Committee Chair each receives an additional quarterly retainer of $10,000; and all other members of our Board committees receive an additional quarterly retainer of $5,000.
Non-employee directors are also eligible to receive equity compensation in the form of RSUs granted under the Company’s equity incentive plan. In connection with the adoption of the Amended and Restated Non-Employee Director Compensation Policy, effective as of July 22, 2025, and the Company’s new business strategy, each non-employee director continuing to serve on the Board received a one-time grant of 50,000 RSUs, subject to time-based vesting. Beginning with the Company’s 2026 annual meeting of stockholders, each non-employee director who continues to serve on the Board following the annual meeting is expected to receive an annual grant of RSUs with a value of $185,000, vesting in full on the earlier of one year from the date of grant or the date of the next annual meeting of stockholders, subject to continued service.
The following table sets forth certain information concerning the compensation of our directors (excluding Mr. Jung, who is an executive officer, and Mr. Rowe, who was an executive officer) for the fiscal year ended December 31, 2025:
Name	Fees earned or paid in cash	Stock awards(1)	Option awards(1)	All other compensation	Total
Charles E. Mather IV(2)	$65,000	$24,400(6)	$—	$—	$89,400
Tsontcho Ianchulev, M.D., M.P.H(2)	$20,000	$17,080(4)	$—	$—	$37,080
Michael Geltzeiler	$120,000	$390,080(4)(7)(10)	$—	$—	$510,080
Rachel Jacobson	$115,000	$385,200(5)(7)(9)	$—	$—	$500,200
Ram Palanki, Pharm.D(2)	$26,250	$12,200(5)	$—	$—	$38,450
Happy Walters(3)	$37,500	$324,000(8)	$—	$—	$361,500
Ellen Strahlman, M.D.	$118,750	$385,200(5)(7)(9)	$—	$—	$503,950

(1)
The amounts reported in the “Stock awards” and “Option awards” columns reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 13 to our financial statements contained in our most recent Annual Report on Form 10-K for the assumptions underlying the valuation of equity awards.

(2)
Dr. Ianchulev, Mr. Mather and Dr. Palanki retired from the Board on June 17, 2025.

(3)
Mr. Walters joined the Board on September 8, 2025.

(4)
On June 13, 2025, the Board of Directors granted to each of Dr. Ianchulev and Mr. Geltzeiler 7,000 RSUs with an aggregate grant date fair value of $17,080. The RSUs shall vest in full upon the earlier of (i) the closing of a financing that results in more than $10 million in gross proceeds to the Company or (ii) the grantee’s retirement from the Board of Directors in connection with the closing of the transaction.

(5)
On June 13, 2025, the Board of Directors granted to each of Ms. Jacobson, Dr. Palanki, and Dr. Strahlman 5,000 RSUs with an aggregate grant date fair value of $12,200. The RSUs shall vest in full upon the earlier of (i) the closing of a financing that results in more than $10 million in gross proceeds to the Company or (ii) the grantee’s retirement from the Board of Directors in connection with the closing of the transaction.

(6)
On June 13, 2025, the Board of Directors granted to Mr. Mather 10,000 RSUs with an aggregate grant date fair value of $24,400. The RSUs shall vest in full upon the earlier of (i) the closing of a financing that results in more than $10 million in gross proceeds to the Company or (ii) the grantee’s retirement from the Board of Directors in connection with the closing of the transaction.
(7)
On August 18, 2025, the Board of Directors granted to each of Ms. Jacobson, Dr. Strahlman and Mr. Geltzeiler 50,000 RSUs with an aggregate grant date fair value of $373,000. The RSUs shall vest as follows: (1) 25,000 RSUs shall vest on December 15, 2025; (2) 12,500 RSUs shall vest on May 26, 2026; and (3) 12,500 RSUs shall vest on August 16, 2026; provided, however, that such awards shall vest immediately in full upon the date on which merger, sale, transfer or other disposition of all or substantially all of the assets of the Company, liquidation or dissolution, any reverse merger or related transactions, or acquisition in a single or series of related transactions by a beneficial owner (“Corporate Transaction”) occurs.

(8)
On September 8, 2025, the Board of Directors granted to Mr. Walters 50,000 RSUs with an aggregate grant date fair value of $324,000. The RSUs shall as follows: (1) 25,000 RSUs shall vest on March 31, 2026; (2) 12,500 RSUs shall vest on August 16, 2026; and (3) 12,500 RSUs shall vest on November 16, 2026; provided, however, that such awards shall vest immediately and in full upon (a) the date on which a Corporate Transaction is consummated.

(9)
On April 21, 2025, the Board of Directors granted to each of Ms. Jacobson and Dr. Strahlman 3,000 RSUs with an aggregate grant date fair value of $3,210. The RSUs were to vest upon the closing of the Company’s proposed business combination with a specific entity. The proposed business combination with the specific entity did not occur and these units were cancelled accordingly and ultimately had no compensation value.

(10)
On April 21, 2025, the Board of Directors granted to Mr. Geltzeiler 5,000 RSUs with an aggregate grant date fair value of $5,350. The RSUs were to vest upon the closing of the Company’s proposed business combination with a specific entity. The proposed business combination with the specific entity did not occur and these units were cancelled accordingly and ultimately had no compensation value.

As of December 31, 2025, our non-employee directors held the following unvested RSUs and outstanding options to purchase shares of our common stock.
Name	Aggregate Number of Unvested RSUs	Aggregate Number of Options Outstanding
Michael Geltzeiler	26,015	1,422
Rachel Jacobson	26,301	1,814
Happy Walters	50,000	—
Ellen Strahlman, M.D.	26,235	1,723
Tsontcho Ianchulev, MD., M.P.H.	—	3,342
None of our non-employee directors received any compensation for the fiscal year ended December 31, 2025 in their capacity as directors other than as reflected above.

AUDIT COMMITTEE REPORT
The Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2025, (2) discussed with CBIZ, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, (3) received the written disclosures and the letter from CBIZ concerning applicable requirements of the PCAOB regarding CBIZ’s communications with the Audit Committee concerning independence, and (4) discussed with CBIZ its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the SEC.
The Audit Committee is currently composed of the following three directors: Mr. Geltzeiler, Dr. Strahlman and Ms. Jacobson.
All are independent directors as defined in Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq listing rules and Section 10A(m)(3) of the Exchange Act. Our Board has determined that Mr. Geltzeiler is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available under the — Investor Relations — Governance — Governance Documents section of our website at www.hyperiondefi.com.
CBIZ has served as our independent registered public accounting firm since May 2, 2025, and audited our financial statements for the year ended December 31, 2025. Marcum previously served as our independent registered public accounting firm since 2017, and audited our financial statements for the years ended December 31, 2016 through December 31, 2024.
Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted non-audit services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
Audit Fees
The following table summarizes the aggregate fees billed for professional services rendered to us by CBIZ CPAs P.C. (“CBIZ”) in 2025 and Marcum LLP (“Marcum”) in 2024. Our engagement with Marcum LLP ended May 2, 2025 in connection with their merger with CBIZ. A description of these various fees and services follows the table.
	2025	2024
CBIZ CPAs P.C.
Audit Fees	$768,695	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Marcum LLP
Audit Fees	$—	$589,175
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit fees relate to the financial statement audits, the quarterly reviews and related matters. Audit fees include services rendered by CBIZ for the 2025 audits and Marcum for the 2024 audits totaling $350,000 and $223,125, respectively. Fees also include services rendered for reviews of the condensed financial statements included in the Company’s Form 10-Q’s during the first three quarters of by CBIZ in 2025 and Marcum in 2024 totaling $192,095 and $115,235, respectively. Audit fees include fees for services related to the review of our registration statements, SEC comment letters and issuance of comfort letters by CBIZ, in 2025 and by Marcum, in 2024, totaling $226,600 and $250,815, respectively.
Audit-Related Fees
No audit-related fees were billed to us by CBIZ for the year ended December 31, 2025 or by Marcum for the year ended December 31, 2024.
Tax Fees
No tax fees were billed to us by CBIZ for the year ended December 31, 2025 or by Marcum for the year ended December 31, 2024.
All Other Fees
No other fees were billed to us by CBIZ for the year ended December 31, 2025 or by Marcum for the year ended December 31, 2024.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Michael Geltzeiler (Chair)
Ellen Strahlman, M.D.
Rachel Jacobson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2026 unless otherwise noted below for the following:
•
each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•
the named executive officers set forth in the Summary Compensation Table;

•
each director; and

•
all current directors and executive officers as a group.

Applicable percentage ownership is based on 10,635,794 shares of our common stock outstanding as of February 28, 2026, unless otherwise noted below. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after February 28, 2026 is deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Hyperion DeFi, Inc., 3090 Nowitzki Way, Suite 300, Dallas, TX 75219.
Name of Beneficial Owner	Shares Beneficially Owned Number	Percentage
Directors and Named Executive Officers
Hyunsu Jung(1)	417,676	3.8%
David Knox(2)	77,950	*
Michael Geltzeiler(3)	64,437	*
Rachel Jacobson(4)	33,115	*
Ellen Strahlman(5)	102,753	1.0%
Happy Walters(6)	86,930	*
Michael Rowe(7)	7,975	*
Bren Kern(8)	27,650	*
All directors and executive officers as a group (8 persons)(9)	818,486	7.5%
5% Stockholders:
Forsakringsaktiebolaget Avanza Pension(10)	863,087	8.1%
Armistice Capital, LLC(11)	912,475	8.0%
Avenue Capital Group(12)	590,124	5.4%

*
Less than 1% of the outstanding shares of our common stock.

(1)
Includes (i) 167,676 shares of common stock and (ii) 250,000 RSUs that vest within 60 days of February 28, 2026.

(2)
Includes (i) 27,950 shares of common stock and (ii) 50,000 RSUs that vest within 60 days of February 28, 2026.

(3)
Includes (i) 62,000 shares of common stock, (ii) 1,422 shares of common stock underlying options that are exercisable within 60 days of February 28, 2026, and (iii) 1,015 shares of common stock underlying RSUs that vest within 60 days of February 28, 2026.

(4)
Includes (i) 30,000 shares of common stock, (ii) 1,814 shares of common stock underlying options that are exercisable within 60 days of February 28, 2026, and (iii) 1,301shares of common stock underlying RSUs that vest within 60 days of February 28, 2026

(5)
Includes (i) 99,795 shares of common stock, (ii) 1,723 shares of common stock underlying options that are exercisable within 60 days of February 28, 2026, and (iii) 1,235 shares of common stock underlying RSUs that vest within 60 days of February 28, 2026.

(6)
Includes (i) 61,930 shares of common stock and (ii) 25,000 RSUs that vest within 60 days of February 28, 2026.

(7)
Includes 7,975 shares of common stock believed to have been owned by Mr. Rowe at the time he left the Company.

(8)
Includes 27,650 shares of common stock believed to have been owned by Mr. Kern at the time he left the Company.

(9)
See footnotes (1) through (8).

(10)
Based on information known to the Company and a Schedule 13G/A filed with the SEC on March 3, 2026, for an event that required disclosure on February 24, 2026 by Forsakringsaktiebolaget Avanza Pension. Consists of 863,087 shares of common stock. The address of Forsakringsaktiebolaget Avanza Pension is Box 1399, Stockholm, Sweden, 11139.

(11)
Based on information known to the Company and a Schedule 13G/A filed with the SEC on November 14, 2024 by Armistice Capital, LLC (“Armistice Capital”). Consists of 107,500 shares of our common stock (as adjusted for the Reverse Stock Split) (the “Shares”) and includes 804,975 shares of our common stock underlying warrants (the “Warrants”) that are exercisable by Armistice Capital at any time. The Warrants are only exercisable to the extent that the holder thereof, together with its affiliates, would beneficially own no more than 4.99% of the outstanding shares of our common stock after giving effect to such exercise (the “Warrant Beneficial Ownership Limitation”). As a result of the Warrant Beneficial Ownership Limitation, the number of shares that may be issued to the holder upon exercise of the Warrants may change depending upon changes in the outstanding shares of our common stock. Upon 61 days’ prior notice to the Company, the holder may increase, decrease or terminate the Warrant Beneficial Ownership Limitation. Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the Shares and the Warrants, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Company held by the Master Fund and thus may be deemed to beneficially own the securities of the Company held by the Master Fund. Steven Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Company held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Company directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address of Armistice Capital, LLC and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, New York, 10022.

(12)
Based on information known to the Company and a Schedule 13D/A filed with the SEC on September 19, 2025 by Avenue Capital Group (“Avenue Capital”). Consists of (i) 96,049 shares of common stock held directly by Avenue Venture Opportunities Fund, L.P. (“Avenue I”) and (ii) 144,075 shares of common stock held directly by Avenue Venture Opportunities Fund II, L.P. (“Avenue II”) and includes (i) 140,000 shares of common stock issuable upon exercise of a warrant to purchase shares of the Company’s common stock issued to Avenue I and (i) 210,000 shares of common stock issuable upon exercise of a warrant to purchase shares of common stock issued to Avenue II. Avenue Capital Management II, L.P. is a registered investment adviser and is the manager (“Manager”) of each of Avenue and Avenue II, (the “Avenue Funds”). The general partner of each of Avenue I and Avenue II has delegated all management authority to Manager and therefore, Manager has sole voting and dispositive power over all securities of the Company held by the Avenue Funds but disclaims beneficial ownership thereof except to the extent of its pecuniary interest, if any, therein. Avenue Venture Opportunities Partners, LLC (“AVOP”) is the general partner of Avenue I. AVOP has delegated voting and dispositive power over securities held by Avenue I to Manager and disclaims beneficial ownership of securities held by Avenue I, except to the extent of its pecuniary interest, if any, therein. GL Venture Opportunities Partners, LLC (“GLVOP”) is the managing member of AVOP, the general partner of Avenue I. GLVOP has no voting or dispositive power over securities held by Avenue I and disclaims beneficial ownership of securities held by Avenue I, except to the extent of its pecuniary interest, if any, therein. Avenue Venture Opportunities Partners II, LLC (“AVOPII”) is the general partner of Avenue II. AVOPII has delegated voting and dispositive power over securities held by Avenue II to

Manager and disclaims beneficial ownership of securities held by Avenue II, except to the extent of its pecuniary interest, if any, therein. GL Venture Opportunities Partners II, LLC (“GLVOPII”) is the managing member of AVOPII, the general partner of Avenue II. GLVOPII has no voting or dispositive power over securities held by Avenue II and disclaims beneficial ownership of securities held by Avenue II, except to the extent of its pecuniary interest, if any, therein. Marc Lasry is the beneficial owner of GLVOP and GLVOPII and therefore is the ultimate beneficial owner of the Avenue Funds. Mr. Lasry does not have voting or dispositive power over securities held by the Avenue Funds. The Avenue Funds and related entities described herein are subject to a blocker that limits their beneficial ownership to 9.99% of the outstanding shares of common stock of the Company (the “Blocker”). The aggregate beneficial ownership of the Avenue Funds and related entities gives effect to the Blocker and therefore excludes shares of common stock issuable upon exercise of the warrants. The address of Avenue Capital Group is 11 West 42nd Street, 9th Floor New York, NY, 10036.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors, and stockholders who hold more than 10% of our outstanding registered common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year, all of our executive officers, directors, and, to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act, except for the following, which were late due to administrative errors: (i) a Form 3 was filed for Avenue Capital Management II, L.P. on June 30, 2025 with respect to a reportable event that occurred on January 31, 2025; (ii) a Form 4 was filed for Avenue Capital Management II, L.P. on June 30, 2025 with respect to a reportable event that occurred on February 21, 2025; (iii) a Form 3 was filed for Hyunsu Jung on July 9, 2025 for a reportable event that occurred on June 17, 2025; (iv) a Form 4 was filed for Hyunsu Jung on July 9, 2025 for a reportable event that occurred on June 17, 2025; and (v) Form 4s were filed for each of Michael Geltzeiler, Michael Rowe, Rachel Jacobson and Ellen Strahlman on July 9, 2025 for a reportable event for each individual that occurred on June 13, 2025.

EXECUTIVE OFFICERS
The following table set forth information concerning our executive officers as of May 4, 2026
Name	Age	Position
Hyunsu Jung	30	Chief Executive Officer
David Knox	36	Chief Financial Officer
Robert Rubenstein	59	General Counsel and Secretary
David Knox has served as the Company’s Chief Financial Officer and Treasurer since September 2025. Prior to that, he served as Head of Capital Markets and Head of Finance for Global Credit and Financial Services at PayPal Holdings, Inc. (“PayPal”) from April 2024 to September 2025. In his dual role at PayPal, Mr. Knox was responsible for supporting the profitable growth of the company’s lending segments under a “balance sheet light” strategic imperative, while also executing core FP&A responsibilities with robust governance and reporting across the PayPal and Venmo global financial services platforms. Prior to his time at PayPal, from June 2020 to March 2024, Mr. Knox served multiple roles at SoFi Technologies, Inc. including Vice President of Capital Markets and Business Lead for Refi Student Loans. Mr. Knox was Director at Cantor Fitzgerald from September 2018 to June 2020, where he provided capital markets structuring and advisory services across mortgage-backed and asset-backed finance transactions. Mr. Knox also held prior roles in lending and capital markets at Hudson Advisors L.P. and the Royal Bank of Scotland. Mr. Knox holds a bachelor’s degree from the University of Connecticut and is an alumnus of the Harvard Business School.
Robert Rubenstein has served as the Company’s General Counsel and Secretary since January 2026. Prior to that, he served as a self-employed lawyer and consultant from May 2024 to December 2025. From May 2021 to May 2024, Mr. Rubenstein served as Vice President and General Counsel of Moldex Metric, Inc. where he was responsible for overseeing the company’s legal affairs and compliance matters. Prior to that, from December 2019 to March 2021, Mr. Rubenstein served multiple roles at Peer Street, Inc. including General Counsel, Chief Compliance Officer and Secretary. Mr. Rubenstein held senior legal leadership roles at Mohegan Gaming and Entertainment and Las Vegas Sands Corp., where he supported global operations, regulatory compliance and large-scale financings. Mr. Rubenstein holds a Juris Doctor degree from Case Western Reserve University and a Bachelor of Science degree in Finance and Economics from Washington University in St. Louis.
See “Director Nominees” above for additional information about Mr. Jung.

EXECUTIVE COMPENSATION
The following discussion relates to the compensation of Hyunsu Jung (our Chief Executive Officer), David Knox (our Chief Financial Officer), Michael Rowe (our former Chief Executive Officer) and Bren Kern (our Former Chief Operating Officer), each of whom is a “named executive officer” for 2025.
Key Elements of Our Compensation Program for 2025
In 2025, we compensated our named executive officers through a combination of base salary, bonus and long-term equity incentives in the form of restricted stock units. Our named executive officers are also eligible for our standard benefits programs, which include group health insurance and vacation programs.
We do not use specific formulas or weightings in determining the allocation of the various compensation elements. Instead, the compensation for our named executive officers has been designed to provide a combination of fixed and at-risk compensation that is tied to the achievement of our short- and long-term objectives. We believe that this approach achieves the primary objectives of our compensation program.
We are continually evaluating various compensation programs to implement as our business evolves. The disclosures below describe our historical compensation practices.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for fiscal years ended December 31, 2025 and 2024. The Company does not have any non-equity incentive plans or awards.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	All other compensation ($)	Total ($)
Hyunsu Jung Chief Executive Officer / Chief Investment Officer	2025	135,000(2)		9,150,000(3)		1,089(4)	9,286,089
	2024	—	—	—	—	—	—
David Knox Chief Financial Officer	2025	103,030(5)	75,000.00	3,072,000(6)		1,787(7)	3,251,817
	2024	—	—	—	—	—	—
Michael Rowe Former Chief Executive Officer	2025	466,667(8)		16,014(9)		5,397(10)	488,078
	2024	632,500	—	—	101,230(11)	74,026(12)	807,756
Bren Kern Former Chief Operating Officer	2025	199,901(13)		53,500(14)		462,347(15)	715,748
	2024	396,750	—	—	67,487(16)	43,127(17)	507,364

(1)
The amounts reported in the “Stock awards” and “Option awards” columns reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 13 to our financial statements in our most recent Annual Report on Form 10-K for the assumptions underlying the valuation of equity awards.

(2)
Mr. Jung was paid pursuant to the terms of an Employment Agreement dated June 17, 2025.

(3)
During 2025, we granted RSU awards of 500,000 shares of our common stock as an inducement at a grant date value of $6.10 per share to Mr. Jung. The RSUs had a total grant date fair value of $3,050,000. The RSUs vested immediately and the inducement grant will settle on the following schedule: 250,000 RSUs on December 15, 2025; 125,000 RSUs on May 26, 2026; and 125,000 RSUs on August 16, 2026. During 2025, we also granted RSU awards of 1,000,000 shares of our common stock at a grant date value of $6.10 per share to Mr. Jung. The RSUs had a total grant date fair value of $6,100,000. The RSUs will vest upon the achievement of market capitalization milestones, as follows: (i) five hundred thousand (500,000) RSUs shall vest upon the Company achieving a market capitalization of one hundred fifty million dollars ($150,000,000); and (ii) five hundred thousand (500,000) RSUs shall vest upon the Company achieving a market capitalization of five hundred million dollars ($500,000,000) (the

“Market Cap Milestones”). The shares of our common stock underlying such RSUs (the “Market Cap Shares”) will be settled according to the following schedule: (a) 33.33% of the Market Cap Shares will be settled immediately upon achievement of the Market Cap Milestones. (b) 33.33% of the Market Cap Shares will be settled one year following achievement of the Market Cap Milestones and (c) 33.33% of the Market Cap Shares will be settled two years following achievement of the Market Cap Milestones.
(4)
Represents amounts paid to Mr. Jung in 2025 for a stipend reimbursement for health insurance while residing in Puerto Rico and a monthly cell phone allowance received by all Company employees.

(5)
Mr. Knox was paid pursuant to the terms of an Employment Agreement dated September 8, 2025.

(6)
During 2025, we granted RSU awards of 100,000 shares of our common stock as an inducement at a grant date value of $10.24 per share to Mr. Knox. The RSUs had a total grant date fair value of $1,024,000. The RSUs vest in two equal installments, with fifty percent (50%) vesting on the six-month anniversary of the date of grant and the remaining fifty percent (50%) vesting on the twelve-month anniversary of the date of grant. During 2025, we also granted RSU stock awards of 200,000 shares of our common stock at a grant date value of $10.24 per share to Mr. Knox. The RSUs had a total grant date fair value of $2,048,000. The RSUs will vest upon the achievement of market capitalization milestones, as follows: (i) one hundred thousand (100,000) RSUs shall vest upon the Company achieving a market capitalization of one hundred fifty million dollars ($150,000,000); and (ii) one hundred thousand (100,000) RSUs shall vest upon the Company achieving a market capitalization of five hundred million dollars ($500,000,000) (the “Market Cap Milestones”). The shares of our common stock underlying such RSUs (the “Market Cap Shares”) will be settled according to the following schedule: (a) 25% of the Market Cap Shares will be settled three months following achievement of each of the Market Cap Milestones, (b) an additional 25% of the Market Cap Shares will be settled six months following achievement of each of the Market Cap Milestones; an additional 25% of the Market Cap Shares will be settled nine months following achievement of each of the Market Cap Milestones and (c) an additional 25% of the Market Cap Shares will be settled twelve months following achievement of each of the Market Cap Milestones.

(7)
Represents amounts paid to Mr. Knox in 2025 pursuant to his contributions to the Company’s 401(k) program and a monthly cell phone allowance received by all Company employees.

(8)
Mr. Rowe was paid pursuant to the terms of an Employment Agreement dated July 26, 2022. On September 2, 2025, Michael Rowe notified the Board of Directors of the Company of his intent to resign from his position as Chief Executive Officer of the Company. His last day of employment with the company was November 1, 2025.

(9)
On June 13, 2025, the Board of Directors granted to Michael Rowe 6,600 RSUs with an aggregate grant date fair value of $16,104. The RSUs vested in full on June 13, 2025.

(10)
Represents amounts paid to Mr. Rowe in 2025 for matching funds for his contributions to the Company’s 401(k) program and a monthly cell phone allowance received by all Company employees.

(11)
During 2024, we granted options to purchase 936 shares of common stock at an exercise price of $152.80 per share to Mr. Rowe. The options had an original grant date fair value of $101,230. The options vested as to one-third of the shares underlying the options on February 12, 2025, and the remaining options become exercisable in 24 equal increments on one-month anniversaries thereafter. The shares and exercise price of the grant have been adjusted to reflect the Reverse Stock Split.

(12)
Represents amounts paid to Mr. Rowe in 2024 for accrued vacation time when the Company transitioned to an unlimited vacation time policy in 2024, matching funds for his contributions to the Company’s 401(k) program and a monthly cell phone allowance received by all Company employees.

(13)
Mr. Kern was paid pursuant to the terms of an Employment Agreement dated December 19, 2022. His employment with the company was terminated by the company with a Separation and Release Agreement dated July 1, 2025, and Mr. Kern received prorated compensation for his service during 2025.

(14)
During 2025, we granted RSU awards of 50,000 shares of common stock at a grant date value of $1.07 per share on April 21, 2025 to Mr. Kern. The RSUs had a grant date fair value of $53,500. The RSUs vested upon the company’s decision to terminate Mr. Kern’s employment.

(15)
Represents amounts paid to Mr. Kern in 2025 pursuant to the terms of a Separation and Release Agreement, a post-employment Advisor Agreement, for matching funds for his contributions to the Company’s 401(k) program, and a monthly cell phone allowance received by all Company employees.

(16)
During 2024, we granted options to purchase 624 shares of common stock at an exercise price of $152.80 per share to Mr. Kern. The options had a grant date fair value of $67,487. The options vested as to one-third of the shares underlying the options on February 12, 2025 and the remaining options become exercisable in 24 equal increments on one-month anniversaries thereafter. The shares and exercise price of the grant have been adjusted to reflect the Reverse Stock Split. In connection with the Company’s reduction in force, Mr. Kern transitioned out of his position as Chief Operating Officer in July 2025, and a portion of the shareswere partially vested on that date. Thus, 659 options were forfeited.

(17)
Represents amounts paid to Mr. Kern in 2024 for accrued vacation time when the Company transitioned to an unlimited vacation time policy in 2024, matching funds for his contributions to the Company’s 401(k) program and a monthly cell phone allowance received by all Company employees.

Employment and Consulting Arrangements
Hyunsu Jung
Mr. Jung is currently compensated for his services as our Chief Executive Officer and Chief Investment Officer pursuant to an Employment Agreement dated as of January 1, 2026 (the “Jung Employment Agreement”). Under the terms of the Jung Employment Agreement, the Company is required to pay Mr. Jung a base salary of not less than $520,000 per year. Mr. Jung is eligible to receive an annual cash bonus based upon the achievement of pre-established annual individual and Company objectives determined by the Board of Directors or the Compensation Committee. He is also eligible to receive equity award grants pursuant to the terms and conditions of the Company’s then current equity plan, subject to the terms of an equity agreement as approved by the Board of Directors.
Under a previous employment agreement with the Company dated June 17, 2025 (the “Initial Jung Employment Agreement”), the Company was required to pay Mr. Jung an initial salary of $250,000. Upon his initial hiring by the Company, he received an inducement equity award consisting of 500,000 shares of Common Stock and an aggregate of 1,000,000 RSUs, to vest in two equal installments, subject to certain milestones being achieved.
The Jung Employment Agreement provides the following upon termination of Mr. Jung’s employment:
Termination by Company for Cause; by Executive without Good Reason; or as a Result of Disability or Death.   If Mr. Jung’s employment is terminated by us for Cause (as defined in the Jung Employment Agreement), by Mr. Jung without Good Reason (as defined in the Jung Employment Agreement), or as a result of Mr. Jung’s Disability (as defined in the Jung Employment Agreement) or death, then the Company is required to pay Mr. Jung the portion of his base salary that has accrued prior to such termination and has not yet been paid and the amount of any expenses properly incurred by Mr. Jung prior to such termination and not yet reimbursed (collectively, the “Jung Accrued Obligations”), promptly following the effective date of such termination.
Termination by Company without Cause or by Executive for Good Reason.   If Mr. Jung’s employment is terminated by the Company other than for Cause, Disability or death, or by Mr. Jung for Good Reason, then, in addition to the Jung Accrued Obligations, Mr. Jung is entitled to receive the following, subject to the execution of a separation agreement and release of claims and other terms and conditions set forth in the Jung Employment Agreement:
•
Severance Payment.   Payment in an amount equal to Mr. Jung’s base salary for a twelve-month period, less customary and required taxes and employment-related deductions, paid in one lump sum amount.

•
Benefits.   Health insurance coverage at no cost to Mr. Jung for up to twelve months following the termination date, subject to earlier termination upon Mr. Jung’s eligibility for coverage under another employer’s health plan and applicable COBRA requirements.

Mr. Jung does not receive separate compensation for his role as a director.

David Knox
Mr. Knox is currently compensated for his services as our Chief Financial Officer and Treasurer pursuant to an Employment Agreement dated September 8, 2025 (the “Knox Employment Agreement”). Under the Knox Employment Agreement, the Company is required to pay Mr. Knox a base salary of not less than $400,000 per year. Mr. Knox also received a one-time sign on bonus in the amount of $75,000. Pursuant to the Knox Employment Agreement, Mr. Knox received an inducement equity award consisting of 100,000 RSUs, which will vest in two equal installments on the sixth month and first year anniversaries of the grant date, subject to Mr. Knox’s continued employment with the Company on the applicable vesting dates. Mr. Knox also received a grant of 200,000 RSUs, or two grants each comprised of 100,000 RSUs (the “Milestone Grants”), pursuant to the Company’s 2018 Omnibus Stock Incentive Plan, as amended, subject to the Company reaching certain milestones described in the Knox Employment Agreement. Each Milestone Grant will vest in equal quarterly installments over the 12-month period following the date on which the applicable milestone is achieved, subject to Mr. Knox’s continued employment with the Company on the applicable vesting dates.
If Mr. Knox’s employment is terminated for any reason, including by us with or without Cause (as defined in the Knox Employment Agreement), by Mr. Knox with or without Good Reason (as defined in the Knox Employment Agreement), or as a result of Mr. Knox’s Disability (as defined in the Knox Employment Agreement) or death, then the Company is required to pay Mr. Knox the portion of his base salary that has accrued prior to such termination and has not yet been paid and the amount of any expenses properly incurred by Mr. Knox prior to such termination and not yet reimbursed promptly following the effective date of such termination. Mr. Knox is not entitled to any severance payments, continued benefits, or other post-termination compensation, except as otherwise required by applicable law.
Michael Rowe
Mr. Rowe was compensated for his services as our former Chief Executive Officer pursuant to an Employment Agreement dated July 26, 2022 (the “Rowe Employment Agreement”) which was amended and restated on June 17, 2025 (the “A&R Rowe Employment Agreement”).
Under the terms of both the Rowe Employment Agreement and A&R Rowe Employment Agreement, the Company was required to pay Mr. Rowe a base salary of not less than $575,000 per year. Under the Rowe Employment Agreement, Mr. Rowe was eligible to receive an annual cash bonus based upon the achievement of pre-established annual individual and Company objectives determined by the Board of Directors or the Compensation Committee. Under the A&R Rowe Employment Agreement, he was eligible to receive an annual cash bonus in a target amount up to 60% of his base salary based upon the achievement of pre-established annual individual and Company objectives determined by the Compensation Committee. Mr. Rowe was also eligible to receive equity award grants pursuant to the terms and conditions of the Company’s then current equity plan, subject to the terms of an equity agreement as approved by the Board of Directors under the Rowe Employment Agreement, and an option to purchase shares of the Company’s common stock representing 1% of the fully-diluted common equity pursuant to the terms and conditions of the Company’s then current equity plan and Board approval under the A&R Rowe Employment Agreement.
Mr. Rowe did not receive additional compensation for his role as Principal Financial Officer of the Company during fiscal year 2025. Mr. Rowe resigned from his roles at the Company, effective November 1, 2025.
Bren Kern
Mr. Kern was compensated for his services as our Chief Operating Officer pursuant to an Employment Agreement dated December 19, 2022 (the “Kern Employment Agreement”). Under the terms of the Kern Employment Agreement, the Company was required to pay Mr. Kern a base salary of not less than $345,000 per year. Mr. Kern was eligible to receive an annual cash bonus, based upon the achievement of annual performance objectives generally determined by the Compensation Committee. He was also eligible to receive equity award grants pursuant to the terms and conditions of the Company’s then current equity plan, subject to the terms of an equity agreement as approved by the Board of Directors.

In connection with a reduction in force, Mr. Kern’s employment with the Company ended in July 2025.
Outstanding Equity Awards as of December 31, 2025
The following table sets forth information regarding all outstanding equity awards held by our named executive officers as of December 31, 2025:
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or untis of stock that have not vested (#)	Market value of shares or untis of stock that have not vested ($)(9)
Hyunsu Jung Chief Investment Officer / Chief Executive Officer	—	—	—		1,000,000(10)	3,560,000
	—	—	—
David Knox Chief Financial Officer	—	—	—		200,000(11)	712,000
	—	—	—		100,000(12)	356,000
Michael Rowe Former Chief Executive Officer	750(1)	—	504.00	2/1/2026	—	—
	248(2)	—	496.00	2/1/2026	—	—
	534(3)	—	248.80	2/1/2026	—	—
	1,644(4)	—	217.60	2/1/2026	—	—
	1,603(5)	—	480.80	2/1/2026	—	—
	289(6)	—	248.00	2/1/2026	—	—
	5,499(7)	—	132.80	2/1/2026	—	—
	520(8)	—	152.80	2/1/2026	—	—
Bren Kern Former Chief Operating Officer	—	—	—		—	—
	—	—	—		—	—

(1)
The options vested as to 20.83 shares on August 2, 2018 and vested in equal 20.83 share amounts on each of the 35 one-month anniversaries thereafter.

(2)
The options vested as to one-third of the shares underlying the options on July 24, 2019 and became exercisable in equal share amounts on each of the 24 one-month anniversaries thereafter.

(3)
The options vested as to one-third of the shares underlying the option on August 16, 2020 and the remaining options become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(4)
The options vested as to one-third of the shares underlying the options on June 3, 2021 and the remaining options become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(5)
The options vested as to one-third of the shares underlying the options on January 30, 2022 and the remaining options become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(6)
The options vested as to one-third of the shares underlying the options on February 14, 2023 and the remaining options become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(7)
The options vested as to one-third of the shares underlying the options on August 1, 2023 and the remaining options become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(8)
The options vested as to one-third of the shares underlying the options on February 12, 2025 and the remaining options were to become exercisable in equal increments on each of the 24 one-month anniversaries thereafter. These options were 100% forfeited 3 months from the date of Mr. Rowe’s resignation effective November 1, 2025.
(9)
The closing price of HYPD on December 31, 2025 was $3.56.

(10)
The RSUs vest upon the achievement of the Jung Market Cap Milestones. The shares of common stock underlying such RSUs will be settled according to the following schedule: (a) 33.33% of the RSUs will be settled immediately upon achievement of the Jung Market Cap Milestones, (b)33.33% of the RSUs will be settled one year following achievement of the Jung Market Cap Milestones and (c) 33.33% of the RSUs will be settled two years following achievement of the Jung Market Cap Milestones.

(11)
The RSUs vest upon the achievement of the Knox Market Cap Milestones. The shares of common stock underlying such RSUs will be settled according to the following schedule: 25% of the RSUs will be settled three months following achievement of each of the Knox Market Cap Milestones; an additional 25% of the RSUs will be settled six months following achievement of each of the Knox Market Cap Milestones; an additional 25% of the RSUs will be settled nine months following achievement of each of the Knox Market Cap Milestones; and an additional 25% of the RSUs will be settled twelve months following achievement of each of the Knox Market Cap Milestones.

(12)
The RSUs vest in two equal installments, with fifty percent (50%) vesting on March 29, 2026, the six-month anniversary of the date of grant and the remaining fifty percent (50%) vesting on September 29, 2026, the 12-month anniversary of the date of grant, subject to Mr. Knox’s continued employment with the Company through each such vesting date.

Timing of Equity Grants
We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although the Company’s longstanding practice has been to make annual equity grants in January and May or June of each year at the regularly scheduled meetings of the Compensation Committee and the Board of Directors. We believe this allows management, the Compensation Committee and the Board to review all elements of compensation at the same points in each year. The Board, with respect to our CEO, and the Compensation Committee, with respect to our other NEOs, may also grant equity awards from time to time in recognition of a NEO’s expanded duties and responsibilities or continuing contributions to the Company’s performance.
Neither the Compensation Committee nor the Board takes material nonpublic information into account when determining the timing and terms of grants of equity compensation. Further, we do not have any program, plan or practice to time grant dates of equity compensation awards in coordination with the release of material nonpublic information and have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
During the year ended December 31, 2025, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material nonpublic information.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table and related disclosure provide information about (i) the “total compensation” of our Principal Executive Officers (“PEOs”), and our other named executive officers (the “Other NEOs” or the “Non-PEO NEOs”) as presented in the “Summary Compensation Table” included elsewhere in this proxy statement, (ii) the “compensation actually paid” to our PEOs and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures and (iv) the relationship of the “compensation actually paid” to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act, and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for PEO: Jung(1)	Compensation Actually Paid to PEO: Jung(2)(3)	Summary Compensation Table Total for PEO: Rowe(1)	Compensation Actually Paid to PEO: Rowe(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Loss (in thousands)
2025	$9,286,089	$4,586,089	$488,078	$376,064	$1,983,782	$870,982	$89.00	$(45,314)
2024	N/A	N/A	$807,756	$509,675	$413,269	$292,520	$3.75	$(49,818)
2023	N/A	N/A	$775,468	$1,184,606	$626,221	$658,059	$52.00	$(27,261)

(1)
In 2025, each of Mr. Jung and Mr. Rowe served as our PEO for part of the year. Mr. Rowe served as our only PEO in 2023 and 2024. Mr. Rowe resigned as PEO effective November 1, 2025. The Non-PEO NEOs for whom the average compensation is presented in this table for 2025 are Mr. Knox and Mr. Kern, for 2024 are Mr. Gandolfo, Mr. Kern and Mr. Jones; and for 2023 are Mr. Gandolfo and Mr. Kern. Mr. Gandolfo retired in November 2024. Mr. Kern ended his employment with the Company in July 2025. Mr. Jones served as our Chief Financial Officer from August 2024 to November 2024.

(2)
The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions for the PEOs and the Non-PEO NEOs set forth below. Amounts excluded, which are set forth in the table below, represent the Stock Awards and Option Awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. Amounts added back to determine Compensation Actually Paid are made up of the following components, which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year have been subtracted. Equity values are calculated in accordance with ASC Topic 718.

(4)
Reflects the cumulative shareholder return over the relevant fiscal year, computed in accordance with SEC rules. The value in this column is the value at the end of each applicable year assuming a $100 investment was made in the Company’s common stock on December 31, 2022. The closing price of our common stock on December 31, 2022 was $1.63, the closing price of our common stock on December 31, 2023 was $2.08, the closing price of our common stock on December 31, 2024 was $0.15 and the closing price of our common stock on December 31, 2025 was $3.56. All prices reflect the Reverse Stock Split of common stock at a ratio of 1-for-80 that occurred on January 31, 2025.

In accordance with the requirements of Item 402(v) of Regulation S-K, the following table details the adjustments to the Summary Compensation Table to determine “compensation actually paid” for the PEOs and NEOs. The dollar amounts do not reflect actual compensation earned by or paid to our PEOs and NEOs during the applicable year.

	PEO: Jung			PEO: Rowe			Non-PEO NEOs
	2025	2024	2023	2025	2024	2023	2025	2024	2023
Summary Compensation Table Total	$9,286,089	N/A	N/A	$488,078	$807,756	$775,468	$1,983,782	$413,269	$626,221
Less: Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(9,150,000)	—	—	(16,014)	(101,230)	—	(1,562,750)	(77,234)	(129,351)
Less: Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	(2,200)	—	—	(84,050)	(14,133)	—
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	4,450,000	—	—	—	2,200	—	534,000	933	138,600
Add: Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Year	—	—	—	—	(48,900)	371,700	—	(2,800)	11,000
Add: Fair Value of Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—	—	—	—	—	—	—	—	—
Add: Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	—	—	(93,800)	(150,151)	37,438	—	(27,515)	11,590
Average Compensation Actually Paid	$4,586,089	N/A	N/A	$376,064	$509,675	$1,184,606	$870,982	$292,520	$658,059

(1)
In July 2025, Mr. Kern left the Company and effective November 1, 2025, Mr. Rowe resigned from the Company, each forfeiting unvested option awards previously granted. In November 2024, Mr. Gandolfo and Mr. Jones resigned from the Company, thus forfeiting the unvested option awards previously granted. The year-end fair value of equity awards granted to Mr. Gandolfo and Mr. Jones in 2024 did not vest and therefore have been excluded. This treatment is in accordance with Item 402(v) of Regulation S-K.

Comparison of “Compensation Actually Paid” to our Total Shareholder Return (“TSR”)
Our TSR was $52.00, $3.65 and $89.00 for the years ended December 31, 2023, 2024 and 2025, respectively. Mr. Jung’s “compensation actually paid” was $4.6 million for the year ended December 31, 2025, and Mr. Rowe’s “compensation actually paid” was $1.2 million, $0.5 million and $0.4 million for the years ended December 31, 2023, 2024 and 2025, respectively. The average “compensation actually paid” to our Other NEOs was $0.7 million, $0.3 million and $0.9 million for the years ended December 31, 2023, 2024 and 2025, respectively. Our TSR decreased in 2024 and increased in 2025; “compensation actually paid” to our PEOs decreased in 2024 and increased in 2025; and average “compensation actually paid” to our Other NEOs decreased in 2024 and increased in 2025.
Comparison of “Compensation Actually Paid” to Net Income (Loss)
Our net loss was approximately $27.2 million in 2023, $49.8 million in 2024 and $45.3 million in 2025. Our net loss increased in 2024 and decreased in 2025; “compensation actually paid” to our PEOs decreased in 2024 and increased in 2025; and average “compensation actually paid” to our Other NEOs decreased in 2024 and increased in 2025.
We do not utilize TSR on net income (loss) as performance measures in our executive compensation program; however, we do utilize other performance measures to align executive compensation with the Company’s performance.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
There were no transactions since January 1, 2024 to which we have been or are a participant, including currently proposed transactions, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest except as described below.
Securities Purchase Agreement, dated June 17, 2025
On June 17, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 5,128,205 shares (the “Preferred Shares”) of the Company’s Series A Non-Voting Preferred Stock, par value $0.0001 per share and warrants to purchase 200% of the number of shares of the Company’s common stock issuable upon full conversion of the Preferred Shares, for an aggregate purchase price of approximately $50,000,000. Under the Purchase Agreement, the Board of Directors also appointed Mr. Jung as a director and to the position of Chief Investment Officer.
The Purchase Agreement provides that to the extent that at any time during the 36 months following the closing date thereunder (assuming HLIP Holdings, LLC, f/k/a Hyperion DeFi Holdings, LLC, continues to hold at least 50% of the shares of common stock underlying the shares of preferred stock and the warrants originally issued pursuant to the Purchase Agreement), Mr. Jung no longer serves as a director or the Company’s Chief Investment Officer, HLIP Holdings, LLC shall have the right to nominate a replacement to fill either or both of those roles and the Company shall use its commercially reasonable efforts to have the replacement(s) appointed as soon as reasonably practicable. In addition, the Purchase Agreement provides that HLIP Holdings, LLC shall have the ability to nominate a director to serve as the Chair of the Board.
Loan and Security Agreement
On June 17, 2025, Company entered into the Fourth Amendment (the “Fourth Amendment”) to the Supplement (as previously amended, the “Supplement”) to that certain Loan and Security Agreement, dated November 22, 2022 (the “Loan and Security Agreement”) with Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue 1”) and Avenue Venture Opportunities Fund II, L.P., as a lender (together with Avenue 1, the “Lenders”).
As previously disclosed, the Loan and Security Agreement, as supplemented by the Supplement, provides for term loans in an aggregate principal amount of up to $15.0 million to be delivered in multiple tranches. The Fourth Amendment, among other things, extends the maturity date of the loans to July 1, 2028; provides for an interest-only period from July 1, 2025 until January 31, 2027; reduces the interest rate from 12.0% to 8.0%, payable half in cash and half in kind; eliminates the option of the Lenders to convert an aggregate amount of up to $10.0 million of the loans outstanding into shares of Common Stock; eliminates the final required payment of $637,500; and provides the Company with the option to prepay debt owed under the Loan and Security Agreement in part, subject to certain limitations. The maturity date of the loan is July 1, 2028. As of December 31, 2025, the aggregate principal amount outstanding under the Loan and Security Agreement was $8,339,366, and the outstanding principal amount as of March 23, 2026 was $8,394,123. During the fiscal year ended December 31, 2025, the Company repaid an aggregate of $1,463,438 of the outstanding principal amount and paid $481,360 of accrued interest under the Loan and Security Agreement.
In connection with the Fourth Amendment, the Company issued to the Lenders warrants (the “Lender Warrants”) to purchase an aggregate of 350,000 shares of Common Stock at an exercise price of $4.00 per share. The issuance of the Lender Warrants was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or under any state securities laws.

Armistice Capital Master Fund Ltd.
September 2024 Offering
On September 30, 2024, the Company closed on a registered direct offering with Armistice Capital Master Fund Ltd (“Armistice”), pursuant to which the Company sold to Armistice 107,875 shares of common stock; pre-funded warrants to purchase up to 821 shares of common stock; and warrants to purchase up to 108,696 shares of common stock at an exercise price of $40.00 per share. The combined offering price for each share and accompanying warrant was $36.80. The combined offering price for each pre-funded warrant and accompanying warrant was $36.79, which is equal to the purchase price per share in the September 2024 Offering, minus $0.008, the exercise price per share of the pre-funded warrants. The warrants will be exercisable beginning six months following the date of issuance and may be exercised until March 31, 2030. The aggregate gross proceeds to the Company from the September 2024 Offering were approximately $4.0 million, and net proceeds after offering costs were approximately $3.6 million.
November 2024 Offering
On November 24, 2024, the Company closed on a registered direct offering (the “November 2024 Offering”) with Armistice, pursuant to which the Company sold to Armistice 112,500 shares of common stock; pre-funded warrants to purchase up to 38,522 shares of common stock; and warrants to purchase up to 302,045 shares of common stock at an exercise price of $8.608 per share. The combined offering price for each share and accompanying warrant was $8.608. The combined offering price for each pre-funded warrant and accompanying warrant was $8.60, which is equal to the purchase price per share in the November 2024 Offering, minus $0.008, the exercise price per share of the pre-funded warrants. The warrants will be exercisable beginning six months following the date of issuance and may be exercised until November 24, 2029. The aggregate gross proceeds to the Company from the November 2024 Offering were approximately $1.3 million, and net proceeds after offering costs were approximately $1.1 million.
December 2024 Offering
On December 5, 2024, the Company closed on a registered direct offering (the “December 2024 Offering”) with Armistice, pursuant to which the Company sold to Armistice 137,500 shares of common stock; pre-funded warrants to purchase up to 113,563 shares of common stock; and warrants to purchase up to 502,126 shares of common stock at an exercise price of $7.752 per share. The combined offering price for each share and accompanying warrant was $7.752. The combined offering price for each pre-funded warrant and accompanying warrant was $7.744, which is equal to the purchase price per share in the December 2024 Offering, minus $0.008, the exercise price per share of the pre-funded warrants. The aggregate gross proceeds to the Company from the December 2024 Offering were approximately $1.9 million, and net proceeds after offering costs were approximately $1.7 million.
January 2025 Offering
On January 16, 2025, the Company entered into an Inducement Offer (the “January Inducement Offer”) with Armistice, by which the Company agreed to reduce the exercise price of 197,118 existing warrants (“the January Existing Warrants”) from $55.20 per share, to $5.272 per share. The January Inducement Offer had a limited exercise period, until January 17, 2025, to exercise the January Existing Warrants (the “Exercise Period”).
In connection with the January Inducement Offer, if Armistice exercised the January Existing Warrants within the Exercise Period, the Company agreed to issue 197,118 Series A Common Stock Purchase Warrants and 197,118 Series B Common Stock Purchase Warrants to purchase an additional 394,236 shares of common stock at an exercise price of $5.272 per share which may be exercised for five years from the initial exercise date. The warrants became exercisable upon receipt of stockholder approval on August 18, 2025, at the Annual Shareholders’ Meeting.
On January 17, 2025, Armistice exercised the January Existing Warrants within the Exercise Period. The aggregate gross cash proceeds to the Company from the January Inducement Offer were approximately $1.0 million, and net cash proceeds after offering costs were approximately $0.9 million.

Indemnification Agreements
Our third amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. We also maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions. We have also entered into director indemnification agreements with each of our directors.
Employment Arrangements
We have entered into employment arrangements with our named executive officers that provide for salary and severance compensation. For more information regarding these arrangements and amounts earned pursuant to them, see “Executive Compensation — Employment Arrangements” and the “Summary Compensation Table” above.
Equity Issued to Executive Officers and Directors
We granted RSUs to our named executive officers and directors in 2025, as more fully described in the sections entitled “Outstanding Equity Awards as of December 31, 2025” and “Director Compensation”.
Procedures for Approval of Related-Party Transactions
The Audit Committee, pursuant to its written charter and our Related Party Transaction Policy, is responsible for reviewing and approving or ratifying any related-party transaction reaching a certain threshold of significance. In the course of its review and approval or ratification of a related-party transaction, the committee, among other things, considers, consistent with Item 404 of Regulation S-K, the following:
•
whether the transaction was undertaken in the ordinary course of business;

•
whether the transaction was initiated by the Company or the related person;

•
whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve the related person;

•
whether there are business reasons for the Company to enter into the transaction;

•
the approximate dollar value of the transaction, and the significance of that amount, particularly as it relates to the related person;

•
whether the transaction would impair the independence of an outside director;

•
any pre-existing contractual obligations; and

•
whether the transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer, or the related person, the direct or indirect nature of the director’s, executive officer’s, or the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to vote or participate in discussions regarding approval or ratification of the transaction, but must provide all material information regarding the transaction to the Audit Committee.
Future transactions between us and our officers, directors, or 5% stockholders, and respective affiliates will be on terms that the committee determines in good faith to be in the best interests of the Company and its stockholders and will be approved by a majority of our directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, since January 1, 2024, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC and applicable Delaware law. We have not received any stockholder proposals for consideration at our Annual Meeting.
Under Rule 14a-8 under the Exchange Act, in order for a stockholder proposal (other than for director nominations) to be included in our proxy solicitation materials for the 2027 annual meeting of stockholders, it must be delivered to our principal executive offices located at 3090 Nowitzki Way, Suite 300, Dallas, TX 75219 by January 5, 2027. To be considered for presentation at the 2027 annual meeting of stockholders, although not included in the proxy statement, proposals (other than for director nominations) must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s annual meeting; provided, however, that if the date of the 2027 annual meeting is more than 30 days before or 60 days after June 30, 2027, notice by the stockholder must be delivered not later than the close of business no earlier than the 120th day prior to the 2027 annual meeting or the later of (1) the 90th day prior to the 2027 annual meeting or (2) the 10th day following the first public announcement of the date of the 2027 annual meeting.
Delaware law permits any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not more than 90 and not less than 60 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the 10th business day following the date on which notice of such meeting is first given to stockholders. Stockholder notices must comply with Rule 14a-19 under the Exchange Act and set forth the specific information as more fully described in our amended and restated bylaws and in “Corporate Governance — Selection of Nominees for our Board of Directors” above.
For the 2027 annual meeting of stockholders, management’s proxy holders will have discretion to vote proxies given to them against or for any stockholder proposal unless the Company receives notice of that proposal prior to June 30, 2027 (or a reasonable time before we begin to distribute the proxy materials for the 2027 annual meeting of stockholders if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of this year’s Annual Meeting).

HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of our 2025 Annual Report to Stockholders or the Notice of Internet Availability may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of our 2025 Annual Report to Stockholders or the Notice of Internet Availability either now or in the future, please contact our Corporate Secretary either by calling (833) 393-6684 or by mailing a request to Attn: Corporate Secretary, 3090 Nowitzki Way, Suite 300, Dallas, TX 75219. Upon written or oral request to the Corporate Secretary, we will provide a separate copy of our 2025 Annual Report to Stockholders and the Notice of Internet Availability. In addition, stockholders at a shared address who receive multiple copies of our 2025 Annual Report to Stockholders or the Notice of Internet Availability may request to receive a single copy of our 2025 Annual Report to Stockholders or the Notice of Internet Availability in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC is accessible free of charge on our website at www.hyperiondefi.com under Investor Relations — SEC Filings. The Annual Report on Form 10-K contains audited balance sheets of the Company as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2025. You can request a copy of our Annual Report on Form 10-K, including our financial statements, free of charge by calling (833) 393-6684 or sending an e-mail to our Corporate Secretary at admin@hyperiondefi.com. Please include your contact information with the request.

OTHER MATTERS
We do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.
THE BOARD OF DIRECTORS
Dated: May 5, 2026

Annex A
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HYPERION DEFI, INC.
      , 2026
Hyperion DeFi, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.   The name of the Corporation is “Hyperion DeFi, Inc.” The Corporation was initially incorporated under the name “Eyenovia, Inc.” The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 23, 2014 (the “Original Certificate”).
2.   The Amended and Restated Certificate of Incorporation, which restated and amended in its entirety the Original Certificate, was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and was filed with the Secretary of State of the State of Delaware on October 10, 2014.
3.   A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL and was filed with the Secretary of State of the State of Delaware on October 6, 2016.
4.   A second Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board and the stockholders of the Corporation in accordance with Section 242 of the DGCL and was filed with the Secretary of State of the State of Delaware on July 6, 2017.
5.   The Second Amended and Restated Certificate of Incorporation was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL and was filed with the Secretary of State of the State of Delaware on July 31, 2017.
6.   The Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”) was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and was filed with the Secretary of State of the State of Delaware on January 29, 2018.
7.   A Certificate of Amendment to the Third Amended and Restated Certificate was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 211 and 242 of the DGCL and was filed with the Secretary of State of the State of Delaware on June 12, 2018.
8.   A Certificate of Amendment to the Third Amended and Restated Certificate was duly adopted by the Board and the stockholders of the Corporation in accordance with Section 242 of the DGCL and was filed with the Secretary of State of the State of Delaware on June 12, 2024.
9.   A Certificate of Amendment to the Third Amended and Restated Certificate was duly adopted by the Board and the stockholders of the Corporation in accordance with Section 242 of the DGCL and was filed with the Secretary of State of the State of Delaware on January 31, 2025.
10.   A Certificate of Amendment to the Third Amended and Restated Certificate was duly adopted by the Board in accordance with Section 242 of the DGCL and was filed with the Secretary of State of the State of Delaware on June 27, 2025.
11.   A Certificate of Amendment to the Third Amended and Restated Certificate was duly adopted by the Board and the stockholders of the Corporation in accordance with Section 242 of the DGCL and was filed with the Secretary of State of the State of Delaware on August 19, 2025.
12.   This Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended and Restated Certificate”), which was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 211, 242 and 245 of the DGCL, restates, integrates and amends the provisions of the Third Amended and Restated Certificate. Certain capitalized terms used in this Fourth Amended and Restated Certificate are defined where appropriate herein.
13.   The text of the Third Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Hyperion DeFi, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE III
REGISTERED AGENT
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE IV
CAPITALIZATION
Section 4.1   Authorized Capital Stock.   The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 660,000,000 shares, consisting of (x) 600,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (y) 60,000,000 shares of preferred stock (the “Preferred Stock”), having a par value to be set forth in the applicable certificate of designation approved by the Board and filed with the Secretary of State of the State of Delaware.
Pursuant to the authority conferred by this Article IV, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in Exhibit A attached hereto and incorporated herein by reference:
Exhibit A:   Series A Non-Voting Convertible Preferred Stock
Section 4.2   Preferred Stock.   The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, subject to the provisions of this Article IV and the Series A Preferred Stock Certificate of Designation, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3   Common Stock.
(a)   The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

Except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fourth Amended and Restated Certificate (including any Preferred Stock Designation).
(b)   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
(c)   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.
Section 4.4   Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1   Board Powers.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Fourth Amended and Restated Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Fourth Amended and Restated Certificate.
Section 5.2   Number, Election and Term.
(a)   The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be not less than five (5) nor greater than fifteen (15), and which shall be, upon the filing of this Fourth Amended and Restated Certificate, five (5), or as fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.
(b)   Subject to Section 5.5 hereof, a director shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(c)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3   Newly Created Directorships and Vacancies.   Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Section 5.4   [Intentionally Omitted].
Section 5.5   Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Fourth Amended and Restated Certificate (including any Preferred Stock Designation).
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1   Meetings.   Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.
Section 7.2   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3   Action by Written Consent.   To the extent permitted by the DGCL, any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1   Limitation of Director Liability.   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2   Indemnification and Advancement of Expenses.
(a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, general partner, manager, managing member, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Fourth Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Fourth Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
ARTICLE IX
CORPORATE OPPORTUNITY
The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to any officers or directors of the Corporation in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Fourth Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the officers or directors of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as an officer or director of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
ARTICLE X
ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.
ARTICLE XI
AMENDMENT OF FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Fourth Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Fourth Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that this Article XI of this Fourth Amended and Restated Certificate may be amended only as provided therein.

IN WITNESS WHEREOF, Hyperion DeFi, Inc. has caused this Fourth Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.
HYPERION DEFI, INC.
By:
	Name:	Hyunsu Jung
	Title:	Chief Executive Officer

Exhibit A
AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
HYPERION DEFI, INC.
A DELAWARE CORPORATION
Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned, HYUNSU JUNG, hereby certifies that:
1.
He is the duly elected Chief Executive Officer of HYPERION DEFI, INC., a Delaware corporation (the “Corporation”).

2.
A resolution was adopted and approved by the board of directors of the Corporation (the “Board of Directors”) by unanimous written consent on June 17, 2025 authorizing and approving the Certificate of Designations of Preferences, Rights and Limitations of the Series A Non-voting Convertible Preferred Stock (the “Series A Preferred Stock”) of the Corporation.

3.
A resolution was adopted and approved by the Board of Directors of the Corporation on October 20, 2025 and the holders of a majority of the outstanding shares of Series A Preferred Stock on February 19, 2026 by written consent, authorizing and approving the amended and restated Certificate of Designations of Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation as set forth in Exhibit A.

4.
5,435,897 shares of Series A Preferred Stock have been issued as of the date hereof, 5,235,897 of which remain outstanding.

IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate, and does hereby acknowledge that this instrument constitutes his act and deed and that the facts stated herein are true.
HYPERION DEFI, INC.
By:
	Name:	Hyunsu Jung
	Title:	Chief Executive Officer
	Dated:	March 23, 2026

EXHIBIT A
HYPERION DEFI, INC.
AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
THE UNDERSIGNED DOES HEREBY CERTIFY, on behalf of Hyperion DeFi, Inc., a Delaware corporation (the “Corporation”), that in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), and in accordance with the provisions of the unanimous written consent (the “Consent”) of the Board of Directors of the Corporation (the “Board of Directors”) on June 17, 2025, which provided for the creation of a series of the Corporation’s Preferred Stock, par value $0.0001 per share, which is designated as “Series A Non-Voting Convertible Preferred Stock,” with the preferences, rights and limitations set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation:
WHEREAS:   the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), provides for a class of its authorized stock known as Preferred Stock, consisting of 60,000,000 shares, $0.0001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series.
WHEREAS:   Pursuant to the Consent, the Board of Directors (i) authorized the issuance of 5,435,898 shares of “Series A Non-Voting Convertible Preferred Stock” pursuant to the terms of the Securities Purchase Agreement, dated as of June 17, 2025, by and among the Corporation and the Holders (as defined below) (the “Purchase Agreement”), and (ii) fixed the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares of Preferred Stock, in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series.
WHEREAS:   The Certificate of Designation of the Series A Non-Voting Convertible Preferred Stock (the “Original Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on June 20, 2025.
WHEREAS:   This Amended and Restated Certificate of Designation has been duly adopted by the Board of Directors and a majority of the Holders.
RESOLVED:   That the Board does hereby provide that the rights set forth in the Original Certificate of Designation are hereby amended and restated as follows:
TERMS OF SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK
1.   Definitions.   For the purposes hereof, the following terms shall have the following meanings:
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.
“Conversion Price” means $3.25.
“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Non-Voting Convertible Preferred Stock in accordance with the terms hereof.
“Conversion Shares Registration Statement” means the registration statement or statements to be filed pursuant to that certain Registration Rights Agreement, dated as of June 17, 2025, by and between the Company and Holder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Holder” means a holder of shares of Series A Non-Voting Convertible Preferred Stock.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
“Principal Market” means the Nasdaq Capital Market.
“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.
2.   Designation, Amount and Par Value.   The series of Preferred Stock shall be designated as the Corporation’s Series A Non-Voting Convertible Preferred Stock (the “Series A Non-Voting Convertible Preferred Stock”) and the number of shares so designated shall be 5,435,898. Each share of Series A Non-Voting Convertible Preferred Stock shall have a par value of $0.0001 per share.
3.   Dividends,
3.1   Holders of shares of the Series A Non-Voting Convertible Preferred Stock are entitled to receive dividends at an annual rate of 6%, payable quarterly in arrears (the “Dividend Rate”). Such dividend shall be payable in cash or, at the Corporation’s option, in freely tradeable shares of Common Stock (the “PIK Dividend”), at the Conversion Price, measured as of the date on which such shares are issued, subject to the Maximum Percentage (defined below) limitations. Such dividends will accrue on all issued and outstanding shares of Series A Non-Voting Convertible Preferred Stock, prior to and in preference to all other shares of capital stock of the Corporation. PIK Dividends shall be paid by delivering to each record holder of Series A Non-Voting

Convertible Preferred Stock a number of shares of Common Stock (“PIK Dividend Shares”) determined by dividing (x) the total aggregate dollar amount of dividends accrued and unpaid with respect to the number of Series A Non-Voting Convertible Preferred Stock owned by such record holder on the record date for the applicable Dividend Payment Date (rounded to the nearest whole cent) by (y) the then applicable Conversion Price. In order to deliver PIK Dividend Shares in lieu of cash on a Dividend Payment Date (as defined below), the Corporation must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to each Holder of Series A Non-Voting Convertible Preferred Stock stating that the Corporation wishes to do so (a “PIK Stock Dividend Notice”); in the event that the Corporation does not deliver a PIK Stock Dividend Notice on or before such fifteenth (15th) day, the Corporation will be deemed to have elected to pay the related dividend in cash. Dividends on the Series A Non-Voting Convertible Preferred Stock shall accrue daily and be cumulative until paid from, and including, the Issuance Date and shall be payable monthly on the fifth (5th) day following the last day of each fiscal quarter (each such payment date, a “Dividend Payment Date,” and each such quarterly period, a “Dividend Period’); provided that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. Any dividend payable on the Series A Non-Voting Convertible Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of four 90-day quarters. Dividends will be payable to holders of record as they appear in the Corporation’s stock records for the Series A Non-Voting Convertible Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar quarter, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). All Dividend Amounts payable with respect to the Holders of Series A Non-Voting Convertible Preferred Stock shall be paid, whether in cash or in PIK Dividend Shares pursuant to this Section 3.1, pro rata to each Holder of shares of Series A Non-Voting Convertible Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares held by each such Holder. PIK Dividend Shares issued on the applicable Dividend Payment Date shall have an aggregate Dividend Amount on such Dividend Payment Date equal to the total Dividend Amount accrued on such shares as of such Dividend Payment Date minus any portion thereof paid in cash pursuant hereto. Notwithstanding anything contained herein to the contrary, the Corporation shall take all actions necessary for all PIK Dividend Shares to be duly authorized and validly issued, fully paid and nonassessable, and issued free and clear of all liens, mortgages, security interests, pledges, deposits, restrictions or other encumbrances, on each Dividend Payment Date. The Corporation shall update its books and records to reflect the issuance of any PIK Dividend Shares promptly following each Dividend Payment Date, and at the request of any Holder of shares of Series A Non-Voting Convertible Preferred Stock, shall deliver to such Holder a copy of such books and records reflecting the issuance of such PIK Dividend Shares; provided, however, that the failure of the Corporation to comply with the terms of this sentence shall not in any way affect the issuance of such PIK Dividend Shares in accordance with the terms hereof. To the extent that the Corporation determines a shelf registration statement to cover resales of PIK Dividend Shares is required in connection with the issuance of, or for resales of, such PIK Dividend Shares, the Corporation will use its commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until such time as all shares of such stock have been resold thereunder or such shares are eligible for resale pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended.
3.2   If the Corporation fails to pay in full any dividend on the Series A Non-Voting Convertible Preferred Stock on the applicable Dividend Payment Date, then, commencing on the day immediately following such missed Dividend Payment Date and continuing until all accrued and unpaid dividends have been paid in full, all unpaid dividends shall be cumulative and shall automatically accrue and compound as the PIK Dividend, which shall be added to the liquidation preference of the Series A Non-Voting Convertible Preferred Stock.
3.3   In addition to their rights under Section 3.1 above, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series A Non-Voting Convertible

Preferred Stock (on an as-if-converted-to-Common-Stock basis, without regard to the Maximum Percentage limitations) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Series A Non-Voting Convertible Preferred Stock, and the Corporation shall pay no dividends (other than dividends payable in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.
4.   Voting Rights.
4.1   Except as otherwise provided herein or as otherwise required by the DGCL, the Series A Non-Voting Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series A Non-Voting Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Non-Voting Convertible Preferred Stock: (i) agree to a any consolidation or merger, consolidation, amalgamation or arrangement to which the Company is a party, any sale or transfer of all or substantially all of the assets of its, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, any recapitalization, reclassification, conversion or otherwise; (ii) alter or change adversely the powers, preferences or rights given to the Series A Non-Voting Convertible Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or Amended and Restated Bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Non-Voting Convertible Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (iii) issue further shares of Series A Non-Voting Convertible Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Non-Voting Convertible Preferred Stock; (iv) enter into any agreement with respect to any of the foregoing; (v) increase or decrease the size of the Company’s Board of Directors from five (5); or (vi) incur additional indebtedness other than presently outstanding indebtedness. Holders of shares of Common Stock acquired upon the conversion of shares of Series A Non-Voting Convertible Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock.
4.2   Any vote required or permitted under Section 4.1 may be taken at a meeting of the Holders or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by Holders representing a majority of the outstanding shares of Series A Non-Voting Convertible Preferred Stock.
5.   Rank; Liquidation.
5.1   The Series A Non-Voting Convertible Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.
5,2   Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable purchase price per share of Preferred Stock originally paid by the Holder, plus any dividends declared but unpaid thereon, or (ii) the same amount that a holder of Common Stock would receive if the Series A Non-Voting Convertible Preferred Stock were fully converted (disregarding for such purpose any Maximum Percentage limitation) to Common Stock. If, upon any such Liquidation, the assets of the Corporation shall be insufficient to pay the Holders of shares of the Series A Non-Voting Convertible Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to the Holders and the holders of Common Stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full. For the avoidance of any doubt, a Fundamental Transaction (as defined below) shall not be deemed a Liquidation unless the Corporation expressly declares that such Fundamental Transaction shall be treated as if it were a Liquidation.
6.   Conversion.
6.1   Conversion at Option of Holder.   Subject to Section 6.3, each share of Series A Non-Voting Convertible Preferred Stock then outstanding shall be convertible, at any time and from time to time, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the Maximum Percentage limitations (each, an “Optional Conversion”). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its DWAC Delivery. The date on which an Optional Conversion shall be deemed effective (the “Conversion Date”) shall be the Trading Day that the Notice of Conversion, completed and executed, is sent via email to, and received during regular business hours by, the Corporation; provided, that the original certificate(s) (if any) representing such shares of Series A Non-Voting Convertible Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original certificate(s) (if any) representing such shares of Series A Non-Voting Convertible Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.
6.2   Conversion Ratio.   The “Conversion Ratio” for each share of Series A Non-Voting Convertible Preferred Stock shall be three (3) shares of Common Stock issuable upon the conversion (the “Conversion”) of each share of Series A Non-Voting Convertible Preferred Stock, subject to adjustment as provided herein.
6.3   Beneficial Ownership Limitation.   The Company shall not effect conversion of any share of Series A Non-Voting Convertible Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Non-Voting Convertible Preferred Stock, pursuant to the terms and conditions of this Certificate of Designations, and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder (or any of such Holder’s affiliates or any other Person who would be a beneficial owner of Common Stock beneficially owned by the Holder for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) collectively would beneficially own in excess of 4.99% or such greater percentage to which a Holder’s beneficial ownership may be duly increased by notice from the Holder in accordance with this Section 6.3 (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however, that in no event shall the Maximum Percentage when combined with the number of shares of Common Stock held by Holder and the other Attribution Parties exceed 19.99% without stockholder approval. For purposes of this Section 6.3, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Non-Voting Convertible Preferred Stock with respect to which the determination of the Maximum Percentage is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted Series A Non-Voting Convertible Preferred Stock beneficially owned by the Holder or any of the other Attribution Parties and

(B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6.3. For purposes of this Section 6.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. If the Company receives a Notice of Conversion from the Holder which would cause beneficial ownership in excess of the Maximum Percentage, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 6.3, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Conversion Shares to be acquired pursuant to such Notice of Conversion (the number of shares by which such conversion is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any conversion price paid by the Holder for the Reduction Shares. In the event that the issuance of shares of Common Stock to the Holder upon conversion of the Series A Non-Voting Convertible Preferred Stock results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the conversion price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% as specified in such notice; provided that any such increase in the Maximum Percentage will not be effective until the sixty-first (61’) day after such notice is delivered to the Company. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. Notwithstanding anything to the contrary in this Section 6.3 or elsewhere in this Certificate of Designations, the Maximum Percentage may exceed 19.99% if and to the extent that the Company’s stockholders have approved a higher limitation by written consent or at an annual or special meeting duly noticed and called, in accordance with Delaware law and the Company’s bylaws. To the extent that the limitations contained in this Section 6.3 apply, the determination of whether the Series A Non-Voting Convertible Preferred Stock is convertible (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of the Series A Non-Voting Convertible Preferred Stock is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether the Series A Non-Voting Convertible Preferred Stock is convertible (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of the Series A Non-Voting Convertible Preferred Stock is convertible, in each case subject to the Maximum Percentage limitations, and the Company shall have no obligation to verify or confirm the accuracy of such determination. No prior inability to convert the Series A Non-Voting Convertible Preferred Stock pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this Section 6.3 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6.3 to the extent necessary to correct this Section or any portion of this Section which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6.3 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Series A Non-Voting Convertible Preferred Stock.
6.4   Mechanics of Conversion.
6.4.1   Delivery of Certificate or Electronic Issuance.   Upon Conversion not later than (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard

Settlement Period (as defined below) after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series A Non-Voting Convertible Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall either: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series A Non-Voting Convertible Preferred Stock, or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates for the Conversion Shares are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series A Non-Voting Convertible Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Non-Voting Convertible Preferred Stock unsuccessfully tendered for conversion to the Corporation. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s Principal Market with respect to the Common Stock as in effect on the Conversion Date.
6.4.2   Obligation Absolute.   Subject to Section 6.3 and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6.4.1, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Non-Voting Convertible Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares..
6.4.3   Reservation of Shares Issuable Upon Conversion.   The Corporation covenants that at all times it will reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Non-Voting Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Non-Voting Convertible Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series A Non-Voting Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Conversion Shares Registration Statement (subject to such Holder’s compliance with its obligations under the Purchase Agreement and applicable securities laws).
6.4.4   Fractional Shares.   No fractional shares of Common Stock shall be issued upon conversion of the Series A Non-Voting Convertible Preferred Stock, no certificates or scrip for any such fractional shares shall be issued and no cash shall be paid for any such fractional shares. Any fractional shares of Common Stock that a Holder of Series A Non-Voting

Convertible Preferred Stock would otherwise be entitled to receive shall be aggregated with all fractional shares of Common Stock issuable to such Holder and any remaining fractional shares shall be rounded up to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Non-Voting Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
6.4.5   Transfer Taxes.   The issuance of certificates for shares of the Common Stock upon conversion of the Series A Non-Voting Convertible Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Non-Voting Convertible Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
6.5   Status as Stockholder.   Upon each Conversion Date, (i) the shares of Series A Non-Voting Convertible Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series A Non-Voting Convertible Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Non-Voting Convertible Preferred Stock
7.   Certain Adjustments.
7.1   Stock Dividends and Stock Splits.   If the Corporation, at any time while this Series A Non-Voting Convertible Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock or in other securities of the Corporation (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Non-Voting Convertible Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
7.2   Fundamental Transaction.   If, at any time while this Series A Non-Voting Convertible Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person)

is completed pursuant to which more than 50% of the voting power of the common equity not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7.1) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Non-Voting Convertible Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Non-Voting Convertible Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new certificate of designations with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7.2 and insuring that this Series A Non-Voting Convertible Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 10 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.
7.3   Calculations.   All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.
8.   Redemption.   The shares of Series A Non-Voting Convertible Preferred Stock shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law.
9.   Transfer.   A Holder may transfer any shares of Series A Non-Voting Convertible Preferred Stock together with the accompanying rights set forth herein, held by such holder without the consent of the Corporation; provided that such transfer is in compliance with applicable securities laws. The Corporation shall in good faith (a) do and perform, or cause to be done and performed, all such further acts and things, and (b) execute and deliver all such other agreements, certificates, instruments and documents, in each case, as any holder of Series A Non-Voting Convertible Preferred Stock may reasonably request in order to carry out the intent and accomplish the purposes of this Section 9. The transferee of any shares of Series A Non-Voting Convertible Preferred Stock shall be subject to the Beneficial Ownership Limitation applicable to the transferor as of the time of such transfer.
10.   Series A Non-Voting Convertible Preferred Stock Register.   The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders in accordance with Section 11), a register for the Series A Non-Voting Convertible

Preferred Stock, in which the Corporation shall record (a) the name, address, and electronic mail address of each holder in whose name the shares of Series A Non-Voting Convertible Preferred Stock have been issued and (b) the name, address, and electronic mail address of each transferee of any shares of Series A Non-Voting Convertible Preferred Stock. The Corporation may deem and treat the registered Holder of shares of Series A Non-Voting Convertible Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes.
11.   Notices.   Any notice required or permitted by the provisions of this Certificate of Designation to be given to a Holder of shares of Series A Non-Voting Convertible Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.
12.   Book-Entry; Certificates.   The Series A Non-Voting Convertible Preferred Stock will be issued in book-entry form; provided that, if a Holder requests that such Holder’s shares of Series A Non-Voting Convertible Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such Holder representing such Holder’s shares of Series A Non-Voting Convertible Preferred Stock. To the extent that any shares of Series A Non-Voting Convertible Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.
13.   Waiver; Amendment.   Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders, other than as expressly set forth herein. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Non-Voting Convertible Preferred Stock granted hereunder may be waived as to all shares of Series A Non-Voting Convertible Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series A Non-Voting Convertible Preferred Stock then outstanding, provided, however, that (i) the beneficial ownership limitation applicable to a Holder, and any provisions contained herein that are related to such beneficial ownership limitation, cannot be modified, waived or terminated without the consent of such Holder, (ii) any proposed waiver that would, by its terms, have a disproportionate and materially adverse effect on any Holder shall require the consent of such Holder(s), and (iii) so long as the Company remains required to do so under applicable listing standards and regulations, the Maximum Percentage may not exceed 19.99% for any Holder unless the Company’s stockholders approve such an increase in accordance with Section 6.3.
14.   Severability.   Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.
15.   Status of Converted Series A Non-Voting Convertible Preferred Stock.   If any shares of Series A Non-Voting Convertible Preferred Stock shall be converted by the Corporation, such shares shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series A Non-Voting Convertible Preferred Stock. Any share of Series A Non-Voting Convertible Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Non-Voting Convertible Preferred Stock.
16.   Headings.   The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

ANNEX A
NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK)
The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A Non-Voting Convertible Preferred Stock indicated below, represented in book-entry form, into shares of common stock, par value $0,0001 per share (the “Common Stock”), of Hyperion DeFi, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware on March 23, 2026.
As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series A Non-Voting Convertible Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Non-Voting Convertible Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6.4 of the Certificate of Designation, is               . For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.
CONVERSION CALCULATIONS:
Date to Effect Conversion:	—
Number of shares of Series A Non-Voting Convertible Preferred Stock owned prior to Conversion:	—
Number of shares of Series A Non-Voting Convertible Preferred Stock to be Converted:	—
Number of shares of Common Stock to be Issued:	—
Address for delivery of physical certificates:	—
For DWAC Delivery, please provide the following:
Broker No.:
Account No.:
[HOLDER]
By:
Name:
Title:

Annex B
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. NAME & ADDRESS HERE BARCODE HERE NAME & ADDRESS HERE CONTROL NUMBER Address Change: (If you noted any Address Changes above, please mark box.) ☐ HYPERION DEFI, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 30, 2026 AT 12:00 p.m. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HYPERION DEFI, INC. The stockholder(s) hereby appoint(s) Hyunsu Jung and David Knox or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Hyperion DeFi, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time on June 30, 2026 (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/hypd/2026. You may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. For further instructions on how to attend and vote at the Annual Meeting, please see “How do I attend the meeting?” in the “Questions and Answers About the Annual Meeting” section of the accompanying proxy statement (the “Proxy Statement”). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature Date Title _ Signature (Joint Owners) NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to https://AALvote.com/hypd Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided. CONTROL NUMBER As a stockholder of Hyperion DeFi, Inc. (the “Company”), you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received June 29, 2026 by 11:59 p.m. Eastern Time.

B-1

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 30, 2026: The Proxy Statement and the Company's annual report for the year ended December 31, 2025 are available at: https://web.viewproxy.com/hypd/2026 When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. Your Board of Directors recommends a vote FOR all the nominees listed in Proposal 1. Please mark your votes like this 1. To elect the five directors named in the accompanying Proxy Statement for one-year terms expiring in 2027 or until their successors have been elected and qualified. (“Proposal 1”); Name of Director Nominee: FOR WITHHELD (1) Hyunsu Jung ☐ ☐ (2) Michael Geltzeiler ☐ ☐ (3) Rachel Jacobson ☐ ☐ (4) Happy Walters ☐ ☐ (5) Ellen Strahlman, M.D. ☐ ☐ Your Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5. 2. To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the audit committee of the Company’s Board of Directors (“Proposal 2”); FOR ☐ AGAINST ☐ ABSTAIN ☐ 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. (“Proposal 3”); FOR ☐ AGAINST ☐ ABSTAIN ☐ 4. To approve an amendment and restatement of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached to the Proxy Statement as Annex A, to enable stockholders of the Company to act by written consent in lieu of a meeting. (“Proposal 4”); FOR ☐ AGAINST ☐ ABSTAIN ☐ 5. To approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4. (“Proposal 5”); and FOR ☐ AGAINST ☐ ABSTAIN ☐ 6. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

B-2